UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                     FORM SB-2
             Registration Statement Under The Securities Act of 1933

                        MASS MEGAWATTS WIND POWER, INC.
     -----------------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)


       MASSACHUSETTS                 4991                    04-3402789
--------------------------------  ----------                -----------------
 (State or other jurisdiction of  (Primary Standard         (I.R.S. EMPLOYER
  incorporation or organization)  Industrial Classification  Identification No.)
                                  Code Number)

            11 MAPLE AVENUE
            SHREWSBURY,MA                                 01545
----------------------------------------    ------------------------------------
(Address of principal executive offices)                (ZIP CODE)

Issuer's  telephone  number  (508)751-5432
                             -------------

                               Jonathan C. Ricker
                      President and Chief Executive Officer
                                 11 Maple Avenue
                              Shrewsbury, MA 01545
                                 (508) 751-5432
                      -------------------------------------
                      (Name, address and telephone number of
                               agent for services)

Approximate date of Proposed Sale to the Public:
Promptly after the effective date of this Registration Statement and continuously thereafter.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

TITLE OF
EACH CLASS
    OF                          PROPOSED
SECURITIES       MAXIMUM      OFFERING PRICE    DISCOUNT &    PROPOSED
OFFERING TO       SHARES       PER SHARE OF     COMMISSION    MAXIMUM
    BE         AMOUNT TO BE       COMMON      PER SHARE OF   AGGREGATE       REGISTRATION
REGISTERED      REGISTERED        STOCK       COMMON STOCK  OFFERING PRICE       FEE
------------   -------------  -------------   --------------  ------------  -------------
COMMON STOCK     100,000         $3.15            $0          $315,000         $39.91


                              ---------------------

The registration fee is calculated pursuant to Rule 457(o) under the Securities Act, which is calculated as $92.00 for each 1,000,000 shares of common stock issued and is based on the proposed maximum aggregate offering price.


** The shares shall be offered through officers and directors of the Company who will not receive any commission or remuneration in connection with such sales.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date or dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.




[This space is intentionally blank.]

================================================================================


                                January 26, 2004

                                    Prospectus

                        Mass Megawatts Wind Power, Inc.

                          100,000 shares of Common Stock

     We are offering up to 100,000 shares of our common stock at $3.15 per share. The shares are offered on a best efforts basis directly through our officers and directors. We will pay no commissions for sales of securities made directly by our officers and directors. There is no minimum of the offering, and all funds received will be immediately available for our use. We will receive a maximum of $315,000 related to these sales.

     Our common stock is quoted on the NASD's OTC Bulletin Board under the symbol MMGW.OB at $3.00 per share at the filing of this document.


     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" beginning on page 5.




     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The information in this prospectus is not complete and may be changed. The securities covered by this registration statement may not be sold until the registration statement covering the common stock is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

     The date of this prospectus is January 26,2004 and this offering will end one year from the effective date of this Registration Statement or when all shares have been sold, whichever comes first.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY. SEE THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                        Mass Megawatts Wind Power, Inc.

                                    FORM SB-2

                                Table of Contents




                                                                           Page

                                     PART  I

RISK  FACTORS                                                            PAGE  5

1. Our auditors have included a going concern opinion in their audit of our financial statements which could signify that Mass Megawatts Wind Power, Inc. ("the Company" or "Mass Megawatts") will not be able to continue its operations.

2. Our new product may contain defects which may limit market acceptance causing the inability to create revenue and a customer base.

3. There are no customer contracts and no past history of achieving contracts that could insure the ability to achieve future contracts.

4. Our failure to protect our proprietary rights and not having patent applications issued may harm our ability to compete.

5. There is a risk of inability to achieve the maximum proceeds or raise less funds than the maximum proceeds in the amount of the offering which may limit the development and commercialization of our technology.

6. Jonathan Ricker, our president, director, and founder, holds a majority of the stock, therefore investors will have minimal influence on shareholder decisions.

7. The possible lack of liquidity of Stock Investment will cause uncertainty in the future sale or exit from the investment.

8. The approval of the local communities for construction projects may limit our locations to build our Power Plants.

9. Regulations may change from legislation and regulatory agencies and could limit or eliminate some advantages that Mass Megawatts has with existing regulations.

10. Competition from both wind energy and non-wind energy related companies might result in less or no profits being generated by Mass Megawatts.

11. There is a risk of customers not paying for the electricity that is sold as a result of large changes in electricity prices

12. Our common stock may be considered a high risk as a "penny" stock below $5 per share selling price and is subject to a lack of stock market liquidity.

13. Risk of being subject to a "Claim for Shares" by related to past agreement not considered of legally binding by Mass Megawatts.

14.  Due  to our low book value, the investors will incur an immediate dilution.



USE  OF  PROCEEDS                                                        PAGE 10

DETERMINATION  OF  OFFERING  PRICE                                            11

DILUTION                                                                      11

PLAN  OF  DISTRIBUTION                                                        11

LEGAL  PROCEEDINGS                                                            12

DIRECTORS,  EXECUTIVE  OFFICERS, PROMOTORS AND  CONTROL  PERSONS              12

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT         15

DESCRIPTION  OF  SECURITIES                                                   16

INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                    16

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                                                                   16

ORGANIZATION  WITHIN  THE  LAST  FIVE  YEARS                                  16

DESCRIPTION  OF  BUSINESS                                                     17

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION              25

DESCRIPTION  OF  PROPERTY                                                     28

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                            28

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS               28

EXECUTIVE  COMPENSATION                                                       28

FINANCIAL  STATEMENTS                                                 F-1 - F-11

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE                                                                    29


FORWARD  LOOKING  STATEMENTS

     Some of the statements under "Risk Factors", "Management's Discussion and Analysis or Plan of Operation," "Description of Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

Among the important factors that could cause actual events to differ materially from those indicated by forward-looking statements in this registration statement are the failure of the Company to achieve or maintain necessary zoning approvals with respect to the location of its MAT power developments; to successfully produce the MAT on time and remaining competitive; the inability of the Company to sell its current turbines offered for sale or any future sale, if needed, to finance the marketing and sales of its electricity; general economic conditions; as well as those risk factors detailed in the periodic reports filed by the Company



RISK FACTORS

Investing in our shares is risky. You should carefully consider the following risks before making an investment decision. The trading price of our shares could decline due to any of these risks, and you could lose all or a part of your investment.

1. Our auditors have included a going concern opinion in their audit of our financial statements which could signify that Mass Megawatts will not be able to continue its operations.

Our auditors have included an explanatory paragraph in their reports on our financial statements regarding the conditions that raise substantial doubt about the Mass Megawatt's ability to continue as a going concern. During the ordinary course of business, operating losses have incurred each period since inception, resulting in an accumulated deficit and negative cash flows. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. Since December 15,2003 and over 30 days before filing the Form SB-2, Mass Megawatts has not sold any securities to limit its cash flow risk in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities. As Mass Megawatts has no revenues from operations, operating losses have been incurred each period since inception, resulting in an accumulated deficit of approximately $(1,789,889) at October 31, 2003.

2. Our new product may contain defects which limit market acceptance causing the inability to create revenue and a customer base.

The Multiaxis Turbosystem, also known as the MAT, is a new product and has the potential of not being successful. The technological and operational success of the MAT is the key to the Company's success. As in the commercial development of any new mechanical product, long-term operation may lead to the discovery of deficiencies in the MAT design and/or in its manufacturing. For instance, the long-term operation might disclose that some items of the Multiaxis Turbosystem may fail earlier than is expected under normal life expectancy of the particular item. In addition , there are no maintenance cost projections other than routine maintenance that could be accurately estimate. It is only reasonable to estimate after several years of operations. A review by structural, mechanical, and electrical engineers can help avoid unscheduled maintenance in some parts of the Multiaxis Turbosystem. The lack of long term history of some items working together with other items of the product could unexpectedly shorten the projected operating life of the Multiaxis Turbosystem.

3. There are no customer contracts and no past history of achieving contracts that could assure the ability to achieve future contracts.

The Company does not currently have any customer contracts for the purchase of electricity. The future success of the Company is dependent on the market acceptance of the MAT. Additionally, many potential customers believe that wind energy is unpredictable and not economical in comparison to other energy sources. There is a belief among energy industry participants with little knowledge of the wind energy industry segment that a suitable power quality with a stable voltage and frequency can not be produced using wind. No favorable utility purchase agreement has been signed at a purchase price that would result a profit. The Company does not currently have a sales and marketing team. There can be no assurances that the Company's own marketing efforts will be successful. The Company has not entered into any distribution arrangements.

4. Our failure to protect our proprietary rights and having patent applications issued may harm our ability to compete.

There is no assurances of patent issuances from any of the patent applications. In addition, with any patent issued, the claims that are allowed might not be sufficiently broad to protect the technology or that issued patents will not be challenged or invalidated. There are several patents pending in the United States held by the licensor. In addition, the MAT is protected with Patent Cooperation Treaty Applications and follow up National Phase patents in every major country. In our opinion, the success of Mass Megawatts will depend in part upon proprietary technology. Our failure to adequately protect intellectual property could result in losing our competitive advantage. Moreover, unauthorized use of the intellectual property may occur despite our best effort to protect it. In addition, our competition might independently develop better products without infringing on our intellectual property.

5. There is a risk of an inability to achieve the maximum proceeds or raise less funds than the maximum proceeds in the amount of the offering which may limit the development and commercialization of our technology.

It will be more difficult for the Company to achieve a successful implementation of its business plan if the maximum proceeds or lesser amounts than the maximum made available through this offering cannot be raised. Wind power generating facilities require substantial investments. General economic and capital market conditions may have a negative impact in the Company's ability to achieve the maximum proceeds amount and only raise a portion of the offering amount. If less than the maximum proceeds are sold, the percentage of non-product manufacturing expenses (offering, legal, accounting, and advertising expenses) to the overall use of offering proceeds will be greater than the percentage if the maximum proceeds are sold.

We will not need a minimum amount of funds because we can make a smaller version of the MAT in order to achieve a milestone which will eventually lead Mass Megawatts to raise investor confidence to fund a larger version in order to prove the size aspect of the technology. If we have to build a smaller one, we can still prove issues like blade's ability to last a long time , the correct shaft, coupling and bearing sizes as well as confirm and demonstrate power output in order to gain investor confidence toward future funding of a larger project. In the area of marketing, the prototype whether it is large or small will help toward raising funds for marketing efforts in the future.

6. Jonathan Ricker, our president, director, and founder, holds a majority of the stock, therefore investors will have minimal influence on shareholder decisions.

After this offering, Mr. Ricker, the President of Mass Megawatts Wind Power, Inc., will still own at least 60% of the Company's shares. Therefore, Mr. Ricker will be most influential in dealing with the board of directors and all other matters in which come before the shareholders. Such matter includes those deemed to have control over management and the affairs of the Company. Other transactions, such as mergers, tender offers, open market purchase programs or other purchases of common stock that could give shareholders of Mass Megawatts Wind Power, Inc. the opportunity to realize a premium over the then-prevailing market price for the shares will be difficult or impossible without the support of Mr. Ricker.

7. The possible lack of liquidity of Stock Investment will cause uncertainty in the future sale or exit from the investment.

There has been no guarantee of a market for our common stock and the investors may not be able to sell their shares after the offering is completed. Although the common stock of Mass Megawatts is traded on the Over the Counter Bulletin Board (OTC-BB), there can be no assurance that a significant public market will develop or be sustained after this offering. In addition, there is risk that the offering will not have the ability to be completed.


8. The approval of the local communities for construction projects may limit our locations to build our Power Plants.

Local regulatory, permitting, and zoning constraints may limit, delay, or influence the cost of site development. The visibility of wind power plants as well as threats to endangered or migratory birds may require power plants to not be sited near areas where such species might be threatened. In addition, suitable sites may be located in areas where the availability of wind resource does not coincide with power needs and it may be remote from adequate transmission facilities. In some otherwise favorable sites, the energy cost may be low. Some sites might be limited with the high cost of acquiring easements and other land use rights. Site development may be influenced by social policy concerns, such as noise and visibility of wind energy systems. The danger to migratory birds and other wildlife may require the site locations to be abandoned or moved to areas where the endangered species might not be threatened.

9. Regulations may change from legislation and regulatory agencies and could limit or eliminate some advantages that Mass Megawatts has with existing regulations.

The electric industry is subject to energy and environmental laws at the federal, state, and local levels. Any changes that might have a negative impact on Mass Megawatts could delay, limit, or eliminate projects that are subject to government regulations. The Public Utility Regulatory Act of 1978 (PURPA) provides qualifying facilities ("QFs") important exemptions from substantial federal and state legislation requiring utilities to purchase electricity from power plants of less than 80 megawatts in size. Loss of QF status by any one of the Mass Megawatts' projects could cause the Company to become a public utility holding company, thereby causing many of the Mass Megawatts' other projects to lose their QF status and become subject to regulation as public utilities. The compliance of the regulations may be complicated or difficult. Specialized or legal assistance may be required for the Mass Megawatts to carry out its business. Other site related issues include local regulatory, zoning and permitting constraints which may delay, limit or affect the cost of site development.

With utilities being required to purchase electricity from small power producers, PURPA is the only existing federal law that requires competition in the utility industry and the only law that encourages renewable energy sources. Both of these goals must be preserved. But despite its benefits, PURPA is no longer much help for renewable energy sources. Due to current low avoided costs, few renewable energy sources are able to compete with new natural gas turbines. By strictly interpreting the law, the federal government has expressly forbidden non-price factors in PURPA decisions. Moreover, as the guaranteed prices of PURPA contracts signed in the 1980s expire, many renewable power generators are going out of business.

Electric generation projects also are subject to federal, state, and local laws and administrative regulations, which govern the geographic location, zoning, land use, and operation of plants and emissions produced by said plants.

10. Competition from both wind energy and non-wind energy related companies might result in little or no profits being generated by Mass Megawatts.

Fossil fuel-fired plants including gas-fired and petroleum-fueled power plants, are the primary competition of the Company. In addition, the increased use of competitive bidding procedures has made obtaining power purchase agreements with utilities more competitive. Competitive bidding generally has reduced the price utilities pay independent power producers, which, in turn, reduces the profitability of many independent power projects. If wind power becomes a more widely accepted technology, large and well-capitalized companies deciding to invest in any of the various wind power technologies, may also increase the competition.


11. There is a risk of not being paid by customers for the electricity that is sold as a result of large changes in electricity prices.

There is a risk of non-payment by utilities related to the unusual fluctuation of supply and demand in energy prices. With the price of natural gas being high during times of crisis, the utilities could experience financial difficulty. As a result, wind power plants are at risk of not receiving payment for their electricity from the utilities when they have contracts with utilities.

12. Our common stock may be considered a high risk as a "penny" stock below $5 per share selling price and is subject to a lack of stock market liquidity.

With the common stock trading price below $5.00 per share, the common stock is subject to certain rules under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any stock market related trades in any security less than $5.00 per share also known as a penny stock. The rules require the delivery of a disclosure schedule explaining the penny stock market and its risk before any penny stock transaction. There are various sales practice requirements on broker-dealers who sell penny stock other than to established customers and accredited investors. The broker-dealers must make a suitability determination for the purchaser and have the purchaser's written consent to the transaction before the sale. In addition, the burdens imposed by the requirements may limit the market liquidity of the common stock including the ability of purchasers in this offering to sell common stock in the secondary market.


13 Risk of being subject to a "Claim for Shares" by related to past agreement not considered of legally binding by Mass Megawatts.

There is the potential claim for shares from a document executed in May 1999 with an individual who represented that he had valuable technology and patents relevant to Mass Megawatts' business that he would transfer to the Company, and represented that he would assist the Company in financing activities. The individual is now claiming the right to 20 percent of the Company's outstanding shares under this document. There is also an identical document giving a second individual the right to ten percent of the Company's shares for the same consideration

14.  Due  to our low book value, the investors will incur an immediate dilution.

The proposed public offering price is substantially higher than the average price per share paid by investors in the Company to date. Accordingly, new investors in the Company will experience substantial immediate dilution with respect to their investment.


USE OF PROCEEDS


                                         Aggregate   Per Share
                                            Basis     Basis
Total Proceeds                           $ 315,000   $3.15      100%
Less:
     Offering expenses                    $  9,000   $0.09        3%
     Legal  and  Accounting              $   6,000   $0.06        2%
     Copying  and  Advertising           $  15,000   $0.15        5%
     Net  Proceeds  from  Offering       $ 285,000   $2.85       90%

Use of Net Proceeds:
     Prototype                           $  135,000  $1.35       42%
     Independent technology verification    114,000  $1.14       36%
     Marketing                               15,000  $0.15        5%
     Administrative                          21,000  $0.21        7%


If the proceeds are only $200,000, then the use of proceeds is as follows:

Total Proceeds                           $ 200,000   $3.15       63%
Less:
     Offering expenses                   $   6,000   $0.09        3%
     Legal  and  Accounting              $   6,000   $0.09        3%
     Copying  and  Advertising           $  12,000   $0.19        6%
     Net  Proceeds  from  Offering       $ 176,000   $2.78       88%

Use of Net Proceeds:
     Prototype                           $ 110,000  $1.75        55%
     Independent technology verification    42,000   $0.66       21%
     Marketing                               6,000   $0.09        3%
     Administrative                         18,000   $0.28        9%


If only $100,000 of proceeds from the offering is achieved, we will build an 18 kW version of the prototype and conduct the minimal third party verification to help raise additional interest and generate additional equity investors to complete the third party verification. If the proceeds are only $100,000, then the use of proceeds is as follows:


Total Proceeds                           $ 100,000   $3.15       33%
Less:
     Offering expenses,                  $   3,000   $0.09        3%
     Legal  and  Accounting              $   6,000   $0.19        6%
     Copying  and  Advertising           $  10,000   $0.32       10%
     Net  Proceeds  from  Offering       $  81,000   $2.55       81%

Use of  Net Proceeds:
     Prototype                           $  55,000   $1.73       55%
     Independent technology verification    15,000   $0.47       15%
     Marketing                               5,000   $0.16        5%
     Administrative                          6,000   $0.19        6%

If Mass Megawatts does not receive 100% of the original offering, sufficient third party verification will be conducted in order to increase investment interest which in turn could raise additional funding. If in the aggregate dollar amount registered in this offering, the changes in volume and price represent more than a 20% change, a post effective amendment will be filed to reflect the changes in the offering price.

The highest priority will be constructing a 50 kW rated Multiaxis Turbosystem for third party verification of the technology. Mass Megawatts have tentatively chose Underwriter's Laboratories which is a vender for the National Renewable Energy Laboratories in Golden, Colorado. An advantage of third party verification is to prove the new product's long term durability in order to be eligible for debt financing and receive more favorable equity financing in the future. Included in the Prototype development cost is an estimated $5,000 zoning related cost and $10,000 in land preparation expenditures.

The next priority is our marketing program. Upon successful third party verification, Mass Megawatts can begin developing strategic alliances with other wind power developers who have done the initial more expensive and sometimes complicated steps of zoning, financing and other requirements toward developing much larger commercial wind energy projects. The developers would benefit from Mass Megawatt's new product if it can be proven to be more cost effective in the finance community. No assurance can be given as to the development of a successful new product. However, the third party verification should go a long way toward removing the doubt. Included in the marketing program is the initial establishments of strategic alliances with companies involved with green marketing programs. During the third party verification process, Mass Megawatts, will begin these efforts with "word of mouth" techniques at business organizations and with power brokers. Of a less priority, Mass Megawatts may be involved in very limited efforts to include direct advertising to green pricing customers either through direct mail or advertising in the media in conjunction with environmental related events. On a limited budget, the Company will be able to determine which marketing methods are most effective by marketing in a very limited geographical area. As initial marketing efforts including "word of mouth" techniques have matured, the company will advertise in local publications if cash flow allows continued marketing efforts. Again as noted earlier, no assurance can be given as to the development of a successful marketing program. If successful, television and radio advertisement could be utilized.

As our next priority, working capital and administrative support will be used for contingencies on an "as needed" basis.

Finally, the priority of any additional research and product development needs would be financed by the offering proceeds after the working capital and administrative activities are satisfied.

After using the proceeds, Mass Megawatts should be in a better position to raise more financing within one year for commercializing its product. In 2002, we reduced the size of the prototype that needed third party verification in order to achieve more favorable future financing. We believe that a smaller version should be sufficient to reach the third party verification milestone.


DETERMINATION  OF  OFFERING  PRICE

The offering price of $3.15 for each share of no par Common Stock is based on the estimated investment interest level generated at that price. The stock traded mostly between $3 and $3.25 in the past two months. If in the aggregate dollar amount registered in this offering, the changes in volume and price represent more than a 20% change, a post effective amendment will be filed to reflect the changes in the offering price.


DILUTION

Shares Issued and Outstanding, Common Stock, no par
Before  the  Offering  (October 31, 2003)                      2,772,926 shares

Shares Issued and Outstanding, Common Stock, no par
in  the  event  of  the  successful  completion  of
the  maximum offering  can is  achieved.                       2,872,926 shares

Shares Issued and Outstanding, Common Stock, no par
in  the  event  of  sale of $100,000 of common stock           2,804,672 shares

Our net tangible book value as of October 31, 2003 was $165,134 or $.06 per share. Our net tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount our tangible assets and dividing the remainder by the weighted average number of shares our common stock outstanding.

The adjusted pro forma net tangible book value per share after this offering will be $.16 per share to the public in this offering, based on an assumed initial public offering price of $3.15 per share. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $2.99 per share. The following table illustrates this dilution:

----------------------------------------------------------------------------------------------------------------------
                                                                                  ASSUMING SALE OF   ASSUMING SALE OF
                                                                                  MAXIMUM OFFERING   MINIMUM OFFERING
----------------------------------------------------------------------------------------------------------------------
PUBLIC OFFERING PRICE                                                             $            3.15  $            3.15
----------------------------------------------------------------------------------------------------------------------

NET TANGIBLE BOOK VALUE PER SHARE FOR EXISTING SHAREHOLDERS BEFORE OFFERING
                                                                                                .06                .06
----------------------------------------------------------------------------------------------------------------------

INCREASE PER SHARE ATTRIBUTABLE TO PAYMENT FOR SHARES PURCHASED BY NEW INVESTORS
                                                                                                .10                .03
----------------------------------------------------------------------------------------------------------------------

PRO FORMA NET TANGIBLE BOOK VALUE AFTER OFFERING                                                .16                .09
----------------------------------------------------------------------------------------------------------------------

NET TANGIBLE BOOK VALUE DILUTION PER SHARE TO NEW INVESTORS                       $            2.99  $            3.06
----------------------------------------------------------------------------------------------------------------------

The following table presents the following data, as of October 31, 2003 and assumes an initial public offering price of $3.15 per share for our new
                                                                     ---
investors:

     -    the  number  of  shares  of  our  common  stock  acquired  from  us;
     -    the  total  cash  consideration  paid;
     - the average price per share paid before deducting estimated underwriting fees and our estimated offering expenses; and
     - the average price per share paid by the existing holders of common stock.


                          Shares of
                           Common
                            Stock          Consideration
                          Acquired
                                         Amount      Percent   Average Price
                                                                 Per Share
Existing Shareholders .   2,772,926  $    1,332,002       81%  $          .49

New Investors . . . .       100,000  $      315,000       19%  $         3.15

Totals. . . . . . . .     2,872,926  $    1,647,002      100%
                                     ==============  ========


PLAN  OF  DISTRIBUTION

Mass Megawatts will sell shares directly to the public through our officers and directors who will receive no compensation in connection with the sale of the shares Mass Megawatts will begin the offering promptly and pursue it continuously thereafter until the maximum has been sold. However, we have the right to discontinue the offering after 365 days even if the maximum has not been sold. This is a best efforts offering, and we can give no assurance that any number of shares will be sold. In the event of any changes, we will send a letter to the shareholders. No affiliate will be permitted to purchase shares. The officers of the company will deliver a prospectus to the potential investor with a subscription agreement that is shown in Exhibit 24. There is sufficient interest from potential investors in this offering in order to have reasonable assurances of the successful sale of stock with business contacts and associates of the mass Megawatts' officers . There will be no advertising.


LEGAL  PROCEEDINGS

Claim for Shares

In May 1999, Mass Megawatts purportedly executed a document with an individual who represented that he had valuable technology and patents relevant to Mass Megawatts' business that he would transfer to Mass Megawatts, and represented that he would assist Mass Megawatts in financing activities. Under this document, Mass Megawatts would transfer shares of capital stock to the individual in exchange for the patents and technology and his services in connection with the financing. Mass Megawatts' subsequently determined that this individual's representation that he had valuable patents and technology relevant to Mass Megawatts' business was fraudulent. Mass Megawatts did not receive any material services from this individual relating to its financing activities, and never received any financing from sources introduced by this individual. The individual is now claiming the right to 20 percent of Mass Megawatts' outstanding shares under this document. Mass Megawatts does not believe that it has an obligation to issue any shares to this individual. Counsel of Mass Megawatts has reviewed the matter and advised Mass Megawatts that it is highly unlikely that this individual would recover a material number of shares if he brought a lawsuit against Mass Megawatts. Mass Megawatts is aware of an identical contemporaneous document giving a second individual the right to ten percent of Mass Megawatts' shares for the same consideration. No claim has been made based on the second document. If a claim were made, Mass Megawatts' conclusions regarding the validity and likelihood of success would be the same as they are with respect to the first claim.

Mass Megawatts' currently has no legal proceedings to which Mass Megawatts' is a party to or to which its property is subject to and, to the best of its knowledge, no adverse legal activity is anticipated or threatened.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Cautionary Note: Due to the financial limitations of hiring full time management until a refined prototype is developed, certain members of the management team have been retained as consultants on an as-needed basis and are not guaranteed week to week work on a consistent basis in the foreseeable future.

The following table sets forth the names and ages of the Company's directors and executive officers and the positions they hold.

Name:                    Age:                 Position:

Jonathan Ricker           42         Chairman, Chief Executive Officer and Chief
                                     Financial  Officer
Thomas D. McBride         44         Consulting Chief Operating Officer
Susan  Durnford           42         Financial  Consultant
Michael  A.  Cook         45         Project  Finance  Manager
Thomas  Andrellos         39         Consulting Director of Business Planning
Thomas  M.  Dill          43         Consulting  Director of Corporate Services
Peter  W.  Wallis         38         Consulting Electric Utility Sales Manager
F.  Adrian  Price         58         Principal  Mechanical  Engineer
Jodi  A.  Vizzo           33         Director
Allison  Gray             44         Director

The following sets forth biographical information about the Company's directors and executive officers, including periods of service for the Company. The executive officers serve at the discretion of the Board of Directors and until their successors are duly elected and qualified. The Company's Board of Directors are elected annually by the stock holders of the Company and serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.


Chairman, Chief Executive Officer and Chief Financial Officer
Jonathan  Ricker
11  Maple  Avenue
Shrewsbury,  MA  01545

For the past 20 years, Mr. Ricker has been involved in product development, strategic planning, and market evaluations for clients in growth businesses. He served as Senior Registered Options Principal in the Investment Banking industry, developing innovative risk protection solutions for clients. Mr.
Ricker's involvement with investment banking provided insight into the significant long-term potential for opportunities related to wind energy and as a result he has been actively researching wind energy for more than 10 years.

Education (degrees, schools, and dates)

1978 - 1982     Bentley  College     Bachelor of Science, General Business
                Waltham,  MA         Associates Degree, Science of Accounting

1974 - 1978     Worcester Academy Liberal Arts Worcester, MA

Consulting Chief Operating Officer
Thomas D. McBride
Deerfield Circle
Shrewsbury, MA01545

Mr. McBride was instrumental in improving several business operations over the last 25 years. Tom has an extensive background of operations experience with strong product development, product planning, and business development skills. He served for five years as Operations Manager for Lawrence Pumps, Inc. of Lawrence Massachusetts. He was instrumental in restoring profitability and then achieving and sustaining record levels of profitability. Tom improved cash f low and instituted performance goals and measurement infrastructure at Lawrence Pumps. Mr. McBride also implemented shop floor control and capacity planning functions. Before his employment at Lawrence Pumps, Tom was the Director of Engineering for seven years at Nelmor Company, Inc. of North Uxbridge,

Massachusetts. Mr. McBride developed a team oriented engineering staff, which helped reverse the declining market share through product upgrades and introducing new products. He decreased lead times on standard orders to production. Tom obtained several U.S. and foreign patents pertaining to special equipment used at Nelmor Company. Mr. McBride has the ability and track record for improving manufacturing efficiencies, reducing lead-time, analyzing performance, budgeting workloads, and other planning capabilities for operating a company.

Education (degrees, schools, and dates)

MBA  from  University  of  Akron  in  1978
BSME from University of Missouri in 1970


Financial Consultant
Susan  Durnford
Old  Post  Road
Marlborogh,  MA  01752

Ms. Durnford served as Chief Financial Officer and Financial Analyst for Littlewood Communications. Sue handled all aspects of finance including contract negotiations. As part of her duties, she has created bids and submitted proposals. In other activities, Ms Durnford had managed the cash flow and all aspects of accounting for the firm. Sue has served as part of the senior management team in general business decision-making Ms. Durnford also has over 25 years experience in Human Resources and Finance. Sue has served as Human Resource Director for MKE- Quantum Components, and had broad human resources experience in previous companies. Ms. Durnford handled the Human Resources responsibilities for due diligence of two $300+ million acquisitions and high tech IPO spin offs. Sue has developed and managed compensation, benefits, and incentive programs for executives, sales staff and other employees in both large and small companies. Sue achieved significant savings in benefit negotiations and redesign of benefits programs, while enhancing the benefit to employees.

Education (degrees, schools, and dates):
BA degree from Michigan State University in 1973

Michael  A.  Cook,
Project  Finance  Manager

Mr. Cook has over 25 years of experience in the project finance in energy industry including 15 year involved with wind energy. He faced the challenges of renewable Technologies being experimental and lacking sufficient historical long life data of traditional energy projects. His first wind energy finance package was underwritten by Continental Insurance Company in 1984. Mike has been developing structured financial risk mitigation programs that gives added assurance of debt repayment to project lenders involved in new energy technology like wind energy. Mr. Cook gained his experience in new project finance when he was the Pacific Regional Manger of Special Risk Property and Machinery Department for 10 years at Continental Insurance Company. Mike managed a staff, which included professional division managers and 5 satellite offices. He also served 3 years as an Executive at the Special Risk Energy Technical Department of the Energy and Utility Division of CIGNA Corporation. Mike was involved in the development of financial methods for new projects for several energy companies including Ormat, Mission Energy, TOSCO, PG&E, SMUD, Colorado Public Service, LUZ Solar, and many wind projects. Mike' method of mitigating risk includes weather risk insurance coverage including the lack of good wind. With proper documentation generated by project due diligence and local public data, financial guarantees of the course of nature is available.

Thomas  Andrellos,
Consulting Director  of  Business  Planning

Mr. Andrellos has over 20 years experience in the areas of Materials Management. Purchasing, and Business Planning. Tom has lead the start-up efforts of a high volume process intensive manufacturing division that expanded into multiple sites in the United States and Far East. Directed the operational organization in support of budget objectives, business goals, and customer delivery. Managed a cost center budget of over $60 million in inventory spending and $100 million in capital equipment purchases. Tom's past experience includes being a new product manager, planning and logistics manager, plants materials manager, and an inventory-planning supervisor. Mr. Andrellos received many awards in the areas of leadership, inventory reduction, program management, and employee values.

Thomas  M.  Dill,
Consulting Director of Corporate Services

Mr. Dill has over 25 years of Manufacturing, Industrial Engineering, Real Estate, and Facilities management experience. Most recently Tom was the Director of Real Estate and Facilities for MKE-Quantum Corporation responsible for three facilities operations with two sites in the United States and Indonesia. Prior to MKQC Mr. Dill spent nine years as Director of Real Estate and Corporate Planning for two high tech companies. From 1975-1990, he worked as an industrial engineering manager in the semiconductor industry and printed circuit boards. Hid project management responsibilities included the construction of a $20 million class 1, clean room facility for semiconductor manufacturing, a $35 million office building expansion and a $6 million loading dock and chemical storage facility. Tom is a licensed Real Estate Broker and Massachusetts Construction Supervisor. In 1982, Tom received his B.S. in Business Administration from Boston University.

Peter  W.  Wallis,
Consulting Electric  Utility  Sales  Manager

Mr. Wallis has coordinated utility RFP bids for projects totaling more than $1 billion. He prepared projects for approval by the Board of Directors of New England Electric Systems. Among his activities, he coordinated the sale and contract negotiation of over $150 million of energy conservation services. Peter also served as Director of Project Development of the Northeast region for over $ 1 billion worth of electricity sales coordinated under utility bidding procedures of four 20 megawatt proposals. Mr. Wallis also coordinated bids for New England Electric Systems resulting in ten conservation and four cogeneration proposals selected for projects selling over $200 million of electricity. He holds an MBA at Harvard Graduate School of Business Administration and a BA of Applied Mathematics at Brown University.

F.  Adrian  Price,
Principal Mechanical Engineer

Adrian has 18 years of experience in vital areas of wind turbine design being the specification, design, and testing of rotating mechanical equipment. Mr. Price will be the Project Engineer and coordinate the overall project. Adrian has experience in managing multimillion dollar engineering project rotating machinery and equipment. Mr. Price had worked for Vertatec for 7 years on rotating machinery used in manufacturing and acquired valuable skills when he worked at Mount Hope Machinery. He has the analytical experience to work with designers and engineers with experience in structural and dynamic analysis. Adrian also has 4 years of experience at Bird Machine with high speed rotating machinery.

Mr. Price has a BS and MS from Massachusetts Institute of Technology

Directors

There are presently three Directors of the Company, one is an inside director, and two are outside Directors. All Directors have served since May 1997.

The Directors serve on a continuous basis unless otherwise instructed by the majority of the shareholders

Jodi A. Vizzo Mrs. Vizzo is currently a Corporate Administrator for RR Corporation in Shrewsbury MA. In the past 15 years, she has coordinated income producing assets. Specifically real estate related assets. Ms Vizzo has extensive experience in coordinating the technical and financial aspects of fast growing business operations.

Alison Gray Ms. Gray is currently a Corporate Administrator for RIGR Corporation which is a real estate holding Company. She has in the past ten year operated a free lance business to improve value of local real estate and business assets.

Jonathan Ricker Chairman and Chief Executive Officer of Mass Megawatts Power, Inc. of Shrewsbury, MA (See Executive Officers.)


SECURITY  OWNERSHIP  OF  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth information, as of October 31, 2003, relating to the beneficial ownership of the common stock by all persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock of the Company. There were 2,772,926 shares issued and outstanding as of October 31, 2003.

Title of Class         Name and Address         Amount and Nature  Percent of Class
                     Of Beneficial Owner          of Ownership
Common Stock    Jonathan Ricker                         1,701,820               62%
                11 Maple Avenue
                Shrewsbury, MA 01545

Common Stock    Allison Gray                                  200                *
                11 Maple Avenue
                Shrewsbury, MA 01545

Common Stock    Jodi A. Vizzo                                 200                *
                11 Maple Avenue
                Shrewsbury, MA 01545

Common Stock    Thomas D. McBride                               0                *
Common Stock    Susan Durnford                                  0                *
Common Stock    Michael A. Cook                                 0                *
Common Stock    Thomas Andrellos                                0                *
Common Stock    Thomas M. Dill                                  0                *
Common Stock    F. Adrian Price                                 0                *

Common Stock    All officers and directors as           1,702,220               62%
                a group(9 persons)

*Less than 1% of the issued and outstanding shares of common capital stock

DESCRIPTION  OF  SECURITIES


As of October 31, 2003, there were 460 shareholders of Common Stock. There were Approximately 2,772,926 common shares issued and outstanding. Mass Megawatts has 5,000,000 common shares authorized. All the shares have equal rights with respect to voting, liquidation, and dividend rights. Of the Company's total outstanding shares, approximately 486,496 shares may be sold, transferred or otherwise traded in the public market without restrictions, unless held by an affiliate or controlling shareholder of the Company. None of the free trading shares are held by an affiliate. The remaining 178,187 shares of the 486,496 free trading shares which were not part of the 295,034 shares registered with the Form SB2 being declared effective in November 2002 were made available with two Rule 504D registration or SCOR offerings in Massachusetts. Those two Rule 504D offerings were made effective in 1999 and 2000.

Included in the 2,286,430 restricted common stock is 1,709,610 common shares that are owned by the majority shareholder Jonathan Ricker. They are restricted shares which have not been registered pursuant to the Securities Act of 1933 and any state regulations. The restricted stocks are not freely tradable.

The restricted stock may not be sold or offered for sale in the absence of an effective registration statement as to the securities under said Act and any applicable state securities laws or an opinion of counsel satisfactory to the issuer that such registration is not required.

An example of an exemption from registration of restricted shares is Rule 144 of the Securities Act of 1933. Under Rule 144 and subject to certain limitations a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell in "broker transactions" or to market makers, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale.

TRANSFER  AGENT

Mass Megawatts Wind Power, Inc.'s transfer agent is OTR, Inc. Transfer Agent and Registrar of 1000 SW Broadway, Suite 920, Portland Oregon 97205. The telephone Number is (503)225-0375.


INTEREST OF NAMED EXPERTS & COUNSEL

Our balance sheet as of April 30, 2003 and the statements of our operations, shareholders' equity and cash flows for the years ended April 30,2003 and 2002, have been included in this prospectus in reliance on the report, which includes an explanatory paragraph on our ability to continue as a going concern, Pender Newkirk and Company, Certified Public Accountants, given on the authority of that firm as experts in accounting and auditing.





DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR THE SECURITIES ACT LIABILITIES

Pursuant to Massachusetts General Laws, the Company has the power to indemnify an officer or director who, in their capacity as such, is made a party to any suit or legal action if such officer or director acted in a manner believed to be in the best interest of the Company. In the case of criminal proceedings, the director or officer is indemnified if there is no reasonable cause to believe that officer's or director's conduct was unlawful. Massachusetts law permits a corporation to purchase and maintain liability insurance on behalf of its officers and directors. Presently, the Company does not carry such insurance. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore unenforceable.


ORGANIZATION  WITHIN  THE  LAST  FIVE  YEARS

Mass Megawatts Wind Power Inc., a Massachusetts Corporation, (" Mass Megawatts" or the "Company") is in the business of producing wind turbines and selling wind generated Electricity. The Company was organized under the laws of the Commonwealth of Massachusetts on May 27,1997. Mass Megawatts Wind Power, Inc. changed its name from Mass Megawatts, Inc. on January 2, 2001. The name was changed again in February 2002 with an amendment to its corporate charter. On January 27, 2003, there was a special meeting of the shareholders to approve the amendments of the Articles of Incorporation to change the company name from "Mass Megawatts Power, Inc." to "Mass Megawatts Wind Power, Inc." The shareholders also voted to increase the number of authorized shares of common stock from 2,200,000 to 5,000,000. Finally, the shareholders voted to approve the amended and restated By-Laws of Mass Megawatts Wind Power, Inc.

There has been no bankruptcy, receivership or proceeding in the Company's history. No event occurred involving material reclassification, merger, consolidation, or significant amount of assets purchased or sold not pertaining to the ordinary course of business. Mass Megawatts has not recorded any significant revenue since its inception and there is substantial doubt about the going concern status of the company without additional funding.



DESCRIPTION  OF  THE  BUSINESS


Mass Megawatts Wind Power, Inc. was incorporated in 1997 as a Massachusetts Corporation for the purpose of building and operating wind energy power plants. The revenue would be from the selling of electricity to the electric power open market in each region or state with the ability to sell and buy electricity like the commodities exchange. The company's technology will compete effectively in the near term with new fossil fuel facilities.

The patented Multiaxis Turbosystem (MAT) technology with several patents pending will establish a lower cost renewable, clean, wind energy production of electric power in order to compete directly with the fossil fuel energy sources. Mass Megawatts proposed 1,000 megawatt wind farm is projected to produce power at less than 2.5 cents per kWh in high wind speed locations being measured at greater than 16 miles per hour average annual wind velocity. The 1000 megawatt plant is projected to be operational by year 2009 and we will not finalize a location until toward the end of year 2004 at the earliest. These projections anticipate the sale of wholesale electricity at the conservative price of 4 cents per kWh.

Higher profits can be achieved with the sale of electricity to power brokers which is are more profitable than selling directly to the electricity commodities market. If the cost of the marketing infrastructure of selling retail energy at a 2 cent per kWh premium is justified as opposed to the wholesale contracting of electricity at a lower price, then Mass Megawatts will market the electricity to retail energy brokers. Mass Megawatts plans to build and operate wind energy plants and sell the electricity either through contracts with utilities which is the traditional method for independent power plant or directly into the electricity commodities market similar to the method used currently by merchant plants that use natural gas as a fuel. In some cases, we will sell the power plants themselves to large customers or utilities.

Licensing  Rights

Mass Megawatts has acquired an exclusive sublicense to market, within a limited territory, the MAT and any associated technology relative to wind velocity augmentation for the life of any patent related to same. Wind velocity augmentation is the ability to use external walls or structure to enhance the flow of air velocity for increasing power output. The limited territory is defined as: California, Illinois, Kansas, Massachusetts, Michigan, Minnesota, Nebraska, New York, New Jersey, North Dakota, Pennsylvania, South Dakota, Texas, Vermont, Washington, and Wisconsin. The sublicensor is Windstorm International of Putnam, CT who received a license agreement from Jonathan Ricker owner of the patent rights licensed the technology to Windstorm International. Several of the patents has filed Patent Cooperation Treaty Applications and National phase patents in every major country.

Mass Megawatts must pay a royalty fee to Mr. Ricker based on two percent of the net sales of Mass Megawatts for the life of the patent of each product being sold or based on the sale of electricity licensed pursuant to the Licensing Agreement.

Other than the patents and license agreement that was discussed earlier, Mass Megawatts has no other license agreement other than Windstorm International. Mass Megawatts does not have other licenses or license to others. It does not have franchises, concessions, or royalty agreements.


Company Locations and  Facilities

The administrative office of Mass Megawatts is located at 95 Prescott Street, Worcester, MA 01605. Mass megawatts rents warehouse space in Worcester, MA where it has a wind tunnel facility that is used to conduct structural, mechanical, and other testing. Mass Megawatts also has a functional prototype in Charlton, Massachusetts.

Wind  Energy  Technology

Wind energy is the fastest growing source of energy worldwide for three consecutive years according to the National Renewable Energy Laboratory in Boulder, Colorado. More than $3 billion in worldwide sales of wind power plants were recorded in both 2002 and 2003. The wind energy has been growing a more than 30% per year in the past 10 years and is expected to grow at least 20 % per year in the next ten years

Throughout the past two decades, the wind energy industry has substantially improved wind turbine design and operation. During the 1970's, publicly funded research focused on large-scale machines with a capacity potential of 1 to 5 megawatts. Focus continued on larger machines during the 1980's when several international corporations developed large wind turbines with 200-foot blades. In the 1990's however, smaller wind turbines gained popularity and today, the majority of new wind turbines are intermediate-sized with 50-600 kW peak capacities.

The most common wind turbine design features a 3-blade on a horizontal axis turbine. These have a 500-600 kilowatt rating, and look like giant fans with thin blades. The huge airplane propeller-style blades need large, expensive rotors to turn them. These blades must be of a diameter sufficient to increase the airflow impacting the blade's surface area. As the diameter of the blade increases, so too does the cost of other components.


While the current design lends credibility to the wind industry within the investment community, the cost of energy from these turbines may be limited due to size constraints and efficiencies of mass production. The acceptance of propeller-driven turbines is based on many years of testing and experience but the industry's ability to develop dramatic innovations utilizing this design approach is limited because most all research areas have been systematically explored. However, the continued evolution of wind energy technology is assured because costs are still too high. Numerous alternative designs have been developed using different types of blades, gearboxes and generators.

MAT  Technology

The large scale commercial MAT design reduces blade cost by using geometrically simpler, smaller blades and vertical axis turbines. Each 360 kW rated MAT consists of a rectangular steel frame which is 130 feet high by 80 feet long by 40 feet wide. It is elevated 50' above ground level for reaching the higher elevations above the trees for better and less turbulent wind conditions. . Each frame houses forty eight shafts with a total 1200 blades, each four feet in length. Each stack is connected to generators mounted just above the ground level. The generators feed into a power collector panel that is connected to the power grid. Each MAT unit that is rated at 360 kW, is large enough to power about 100 homes. It can be built and installed for $200,000 during mass production, and can generate electricity at a cost of less than 2.5 cents per kWh at high wind speed locations with an average annual wind velocity of greater than 16 miles per hour.

MAT technology, which uses four-foot blades, reduces the structural fatigue of longer, heavier blades. It is also more efficient at gathering the mechanical power of the wind and transferring it to the generators for the production of electrical power. This system allows other critical parts of the wind turbine to be repositioned, thus reducing the structural complexity and cost of construction. For example, the heavy generator and gearboxes are placed at ground level rather than mounted on a tower.

Providing more structurally sound blades help resolve vibration related issues. The benefits of this innovation provide for inexpensive repair and maintenance of such turbine components as the generator, heavy variable speed equipment, and the gearbox. The rotor itself is elevated high above the ground, thus preventing unwanted turbulence.

Historically, wind turbines on a vertical axis similar to the Multiaxis Turbosystem have had problems with structural issues caused by the forces of lift. Lift pushes the blades back and forth causing excessive wear and tear. As vertical turbines rotate, wind contacts them first from the left side, then from the right. This constant repetitive motion caused fatigue. The use of smaller blades allow a faster revolution rate per minute and avoid many mechanical issues

The blades of past vertical axis turbines were very large and therefore limited In their design and available materials. Aluminum extrusion and fiberglass extrusions were used. Due to the large size of the fiberglass blades, transporting them required a straight shape. Blade strength was sacrificed in order to bend into the desired shape at the place of installation. Using small blades avoid many production and transportation issues that add to cost. In other vertical axis wind technology, the aluminum blades could not form a true aerodynamically optimal shape. The blades had to be made of significant length and the available extrusion equipment for the long length and large profiles were not available for producing aerodynamic blades at a cost competitive price. Mass Megawatts is able to form a true aerodynamic shape using smaller blades

The patents of both prior serious commercial applications of vertical axis technology are described in "Vertical Axis Wind Turbine" Patent number 4,449,053 and "Vertical Axis Wind Turbine with Protruded Blades" in patent number 5,499,904.

For the most part, a MAT is constructed with standard, "off the shelf" materials, so the company is not dependent upon specific suppliers. There are only a few custom made items, including the turbine's bearings and blades, that require manufacturing relationships. In addition to current vendors, the company has identified a number of manufacturers able to produce these parts on short notice.


The MAT is also easier to construct and uses standard "off the shelf" items which avoid the need for custom-made parts, excluding the mass produced blades. Several suppliers can supply the turbine's blade. This prevents any supplier backlog problems and also keeps the cost of the wind systems low.

By locating the drive train and generator at the ground level, components with considerable weight or mass can be used. For example, a direct drive generator can be used, therefore eliminating the need for a gearbox. This provides advantages of a more cost effective operation, which increases power output at a lower cost. Furthermore, ground level construction allows for easier access and thus reduces maintenance costs.

One noted benefit is that the MAT structure is like a four-legged table, unlike the one tower system used in conventional wind turbines. This is similar to the concept behind the lighter but stronger lattice tower. Simply put, the MAT structure requires less material for the same stability. The MAT also provides a longer life for the bearings by reducing the structural and mechanical stress through the reduction of structural vibrations. Additionally, these innovations should prolong the life of the structure itself.

In addition to mechanical and structural benefits of the MAT system, there are also a number of environmental advantages. The turbines do not create noise unlike traditional wind power plants which may make site permitting easier. The MAT looks somewhat like a three story building minus the walls and windows. Furthermore, its high visibility should prevent birds from flying into the rotation area.

Risk  Assessment of Technology

Items that represent eighty percent of the cost has been extensively reviewed, or given their stamp of approval by professional engineers. This includes a PE stamp, certifying that the structure can withstand 120 miles per hour winds. The structure is 60% of the cost of the Multiaxis Turbosystem. General Electric
Plastics has completed a finite element analysis to verify the expected life cycle of the blades. The blades are 11% of the cost. The gearboxes and generators which are 7% of the cost as well as, the electrical components being 5% of the cost have been isolated from the mechanical parts to eliminate the risk of failure due to mechanical vibrations.

There is no need for government approval of the product other than electrical and safety related requirements.


Competitive  Technologies Summary

According to the Electric Power Research Institute, the past ten years have seen The cost of most non-renewable energy increased while wind energy costs have declined. Advances in technology, larger and more efficient manufacturing processes, and increased experience in wind turbine operations have all contributed to this trend. This cost decline is paralleled with a several hundred-fold increase in installed wind energy capacity. However, wind energy sources still comprise a small fraction of the total electricity generating industry. (See Figure 1)

The values in Figure 1 are based on lifetime average cost studies including design, construction, and operations. The best horizontal axis wind turbines produce electricity at 4.5 cents per kWh at optimum wind locations. Those are sites with an average wind speed of 15 mph. A comparison of the cost of wind-generated electricity with more conventional power plants shows wind energy is competitive.

The following table was supplied by University of Massachusetts School of Business Competitiveness and presented by Massachusetts Technology Collaborative of Westborough, Massachusetts, an administrator of a $150 million renewable energy trust.

Fuel Source         Cost/kWh   Market Share
---------------  ----------  --------------  ---------------------------------------
Mass Megawatts          2.5         0%       a capital cost of $650 rated kilowatt
Coal                    4.0        50%       new plants with anti pollution controls
Nuclear                15.0        20%       not including disposal of waste
Natural Gas             4.5        10%       conservative spot market price level
Petroleum               5.0         3%       conservative long term price estimate
Hydroelectric         4.5 *        12%       actual cost without government subsidies
Wind (pre MAT)       4.5 **      0.25%       according to Department of Energy (DOE)
Solar                    10       0.5%       estimate
Diesel           7 - 40 ***       0.5%       varies with location
Biomass                   8       0.5%       estimate

at  good  hydroelectric  sites*
in 15 mph average windspeed conditions** depending on size and location of facility, with smaller more remote locations having higher costs***

Wind  Industry  Competition

The industry is roughly divided into companies that manufacture wind turbines, firms that operate them, and companies that perform both functions. Mass Megawatts is in the final category. Following are most of the significant companies involved in wind turbine manufacturing.

     - Vestas, a Danish firm, is the world's leading producer of wind turbines and a major exporter of turbines to the United States. An innovator in structural and generator advancements, Vestas has 1,295 employees and its world market share in 1997 was 24%.

     - Nordex of Denmark and Enercon, and DeWind of Germany, produce turbines with a blade diameter greater than 150 feet.

     - Sea West Energy Corporation is a wind farm developer with completed wind power projects totaling nearly 400 megawatts ($500 million). The company has a reputation for quality turbines.

     - Bonus Windpower of Denmark produces high quality turbines in Europe, located primarily in Wales, and has exported to the U.S.

     - Nedwind of the Netherlands manufactures turbines for export to the Caribbean and India.

     - Bergey Windpower produces small turbines; primarily for use where utility grid interconnect lines are not readily available.

These firms will all be competitors should Mass Megawatts choose to sell MAT systems in its licensed territories.

Wind  Energy  Competitors

Mass Megawatts is claiming its stake in the growing electric power industry. The Company identifies competition in terms of specific products, which fill the same needs as our products. Primary competitors are:

     - Combined-Cycle Gas Turbines - Innovations in this technology have led to lower costs, higher efficiency, and cleaner emissions combined with power generation for less than four cents per kWh.

     - Modern Coal Technologies - New Designs, which double or triple reheat scrubber-equipped plants, increase efficiencies and decrease pollution emissions relative to typical reheat designs.

     - Biomass-Generated Electricity - Gasifying the biomass to fuel high efficiency gas turbine systems could cost as little as 4.6 cents per kWh in the near term.

Petroleum, photovoltaic cells and nuclear power are not currently a threat to Mass Megawatts since the cost to produce electricity from these sources is higher than that of wind. Cost effective, profitable hydropower is limited to sites on swift moving water sources. With limited ability to increase market share hydropower does not prove a major against wind power.

As wind energy technology gains wider acceptance, competition will increase as large, well-capitalized companies enter the business. The Company believes that its technological advantage and early entry will provide a degree of competitive protection.

Market  and  Industry  Analysis

Mass Megawatts can obtain better access to some market and industry segments more easily than the larger conventional power generating networks, and prices tend to be higher. The three main markets and related industry segments for electricity that would involve Mass Megawatts are conventional power producers, the end of the line markets, and the " off the grid" market.

The  Conventional  Power  Producers  (IPP)

The largest target industry is independent power production. According to the Massachusetts Department of Public Utilities' publication "Power to Compete" increased capacity over the next several years will result in a $50 billion increase in annual sales if IPPs can deliver electricity at four cents per kWh. Wind related IPPs currently produce $200 million in electricity sales per year in the United States at seven cents per kWh. The impact of deregulation of the electric utilities is expected to present opportunities for wind related IPPs according to the Massachusetts Technology Collaborative.

With current cost of wind power in limited high wind locations at 4.5 cents per kWh, the cost of large-scale investments in wind energy is the same to the consumer as it would be for more conventional energy sources. In other words, combined gas turbines, modern coal technologies and wind power in limited locations can all earn enough sufficient income to encourage investment if and when the retail sale of the electricity produced is 4.5 cents per kWh.


The  End  of  the  Line  Industry

Modular sources of power generation at the end of a utility's distribution lines include small wind turbines, diesel generators, and photovoltaics. In growing communities, it is more cost effective to add small power generating facilities such as wind turbines than to construct expensive new transmission capacity. In many regions, utilities are required to provide electric service and as a result, they will pay a premium for electricity rather than incur the high cost of constructing new power lines and substations for transport. Within the next ten years, potential exists for the construction of wind power plants producing hundreds of megawatts in remote areas of utility distribution lines. In these areas, the price per kWh sold is several times higher than the normal selling prices.

The  Off-Grid  Industry

This small industry segment is for consumers who are not in close proximity to power lines or who choose not to be connected to the grid. The industry includes: wind, solar, wood burning furnaces, and small hydropower turbines. Like the green industry, these consumers have a strong environmental awareness. The potential market for off the grid energy is less than one percent of the electricity market.

Strategy and Implementation

The process with its wind energy developer allies of implementing a successful strategy begins with identifying energy demand in and near potential power plant sites. Replacement of older or obsolete power plants, as well as growth in the population and the economy, are factors in determining energy demand in identified areas. Assuming a sufficient energy demand, the Company will test sites to determine whether wind energy resources are sufficient to generate cost-competitive electricity. The Company will also determine the need for additional transmission lines to deliver to the power grid transmission lines.

Following a positive analysis, the Company will proceed to obtain land rights and apply for permits in order to install and operate a wind power generating plant. In the past, obtaining the permits has been made difficult due to concerns about noise generated by wind farms, but slower moving blades of the MAT should be much quieter than other wind power plant blades.


Sales  and  Marketing

As a long term objective, the Company plans to build power plants with developers in the industry in order to sell the electricity. Mass Megawatts will also seek strategic alliances with electric marketers with its retail programs who sell electricity at higher prices than wholesale prices paid to utilities

This will allow Mass Megawatts to focus on its core business of producing power plants and the profit from the sale of electricity using the knowledge and experience of wind developers who should gain to make large profit. Mass Megawatts does not intend to market itself or its products to end-users. All sales and marketing activities will be focused on utilities, power brokers, and resellers in its territories.

Retail Electricity Distribution Plans

Although little marketing is required for profitable trades on the power commodities markets, the Company will at some time in the future seek a higher price for each kWh sold. When Mass Megawatts pursues this effort, sales and service activities will be handled through strategic alliances with new emerging electric power brokers, which have formed as a result of deregulations in the retail sale of electricity. Power brokers buys blocks of electricity in megawatt/hour units.

For example, a power broker would enter into a contract to purchase 10,000 megawatts/hours of electricity for $400,000 over a period of one year and provide a 5% non-refundable deposit on each block of electricity reserved for future purchase. Such brokers include AllEnergy, Green Mountain Resources, and Energy Vision. Electricitychoice, which helps negotiate consumer electric sales, is another marketing resource for the company's products.

The Company will aggressively promote it products to brokers, focusing on cost savings and environmental benefits. It will also solicit bids from power brokers, most of who are registered in the states in which they do business. Compensation to brokers is typically a percentage of power sales.

Strategic  Alliances

Mass Megawatts has several opportunities to build strategic alliances.

     - Wind energy developers who own obsolete technology and who are seeking new wind power plants for their high wind sites, which have site permits and transmission facilities in place.

     - Suppliers of wind power plant parts including bearings, blades and electrical components

     - Electricity marketers who can assist the Company in its objectives to achieve a higher selling price for its power.

     - Welding companies, which can supply construction material and labor for new plant expansion efforts.


Foreign  Sales  and  Exports

Mass Megawatts does not have any operations in foreign companies or export sales in the fiscal year ending April 30,2003. On November 17,2002, Mass Megawatts received a Letter of Intent from an company named Winrock Financial Services LTD and in January 2003 did not receive the financing for the project involving Mass Megawatts. In March 2003, Mass Megawatts decided not to consider realistic expectations of any business relationship at least in the near term with Winrock Financial Services. LTD.


Employees

As of October 31, 2003, the Company had no full time employees. However, Jonathan Ricker is a full-time consultant and hires part time employees as necessary. Mass Megawatts has retained other members of the management team as consultants. Mass Megawatts believes its employee relations to be good and no significant changes in the number of employees is expected. None of the employees are covered by a collective bargaining agreement.

Research  and  Development

The Company has not had significant revenues. However, approximately 30% of the proceeds obtained from the sale of its common capital stock has been spent on research and development. About 40% of our time was spent on product development issues related to research activities.

Reporting  Company

Mass Megawatts is a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act") and files all reports required to be filed pursuant to the Exchange Act with the Securities and Exchange Commission. The public may read and copy any materials filed by the Mass Megawatts at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. Additionally, the Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. Mass Megawatts is an electronic filer with the Commission and that the Commission's web site is located at www.sec.gov.


MANAGEMENT  DISCUSSION  &  ANALYSIS OR PLAN OF OPERATION

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS "ANTICIPATED," "BELIEVE," "EXPECT," "PLAN," "INTEND," "SEEK," "ESTIMATE," "PROJECT," "WILL," "COULD," "MAY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT THE COMPANY'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH
ARE BEYOND THE COMPANY'S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

Mass Megawatts Wind Power, Inc. cautions readers that in addition to important factors described elsewhere, the following important facts, among others, sometimes have affected, and in the future could affect, Mass Megawatts' actual results, and could cause Mass Megawatts' actual results during 2003 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of Mass Megawatts.

Mass Megawatts has not had revenues from operations since its inception, but anticipates raising funds in the near future with this SB-2 filing to raise up to $315,000.

Mass Megawatts anticipates that approximately $135,000 of this money will be used to develop a full-scale power plant prototype to be utilized for manufacturing. Mass Megawatts also anticipates that approximately $114,000 will be used toward the test and data analysis and approximately $36,000 will be used for administration, working capital, marketing, and advertising.

In the past six months, Mass Megawatts raised approximately $470,000 in private placements under the Securities act of 1933,specifically Regulation D, Rule 506.

The Company believes that it has sufficient funds to fund its operations for a minimum of twelve months following October 31, 2003. Although no assurance can be given, the Company expects to raise $315,000 from the SB-2 and, with those funds, expects to be able to fund its operations for an additional twelve months. Without the additional equity investors, there is substantial doubt about the Company's ability to continue as a going concern.

In the next twelve months, Mass Megawatts expects to continue the current trend of increasing prototype development expenditures. Mass Megawatts committed approximately $50,000 toward the completion of the prototype in Blandford , Massachusetts. The 20 kilowatt rated prototype will prepare the eventual commercial production of the Multiaxis Turbosystem.

Mass Megawatts expects to build at least one or two power plants in the next 12 months using five to ten employees or outside contractors.

Mass Megawatts shows a loss in the most recent fiscal quarter. The loss was related mostly to professional fees and the development of a prototype, including engineering work. Other costs include development of site locations for future projects, as well as administrative expenses.

Mass Megawatts has only six years of operating results, with no revenue from operations, and much uncertainty exists about the Company's future as a result of the lack of operating revenuer several years. The lack of long-term experience in new product development could have an adverse impact on the Company. Revenues in general declined due to less funds bearing interest being in the bank. There were no extraordinary income or losses from operations

On November 12, 2001, the Company was cleared by the NASD to begin public trading. Mass Megawatts ticker symbol is MMGW and can be found on the Over The Counter Bulletin Board, more commonly known as OTC-BB: MMGW.

Mass Megawatt's market share and any changes in the underlying economics of the industry are expected to have a minimal effect on the Company's operating results within the next 12 months. This is due to the large market for electricity and Mass Megawatts' overall market share having little or no impact on a market of this size.

Between April 30,2001 and October 31,2003, Mass Megawatts' operating costs and expenses increased due to additional development related engineering, construction of a wind tunnel facility, and the construction of the prototype in Charlton, Massachusetts. There is no seasonal impact on Mass Megawatts' financial condition.

The wind industry is a beneficiary of new legislation and regulations toward a cleaner air environment. This trend toward wind generated electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring that is similar to the telecommunication deregulation of the 1980's. It is impossible to predict that this change will have a favorable or negative impact for the industry as a whole. However, restructuring can present more advantages and opportunities for the Company's very competitive product in competing vigorously in the new marketplace.


Operation Summary

The highest priority will be finishing the 20 kilowatt rated prototype in Massachusetts and constructing a 50 kW rated MAT for third party verification of the technology. Mass Megawatts have tentatively chose Underwriter's Laboratories which is a vender for the National Renewable Energy Laboratories in Golden, Colorado The purpose of the third party verification is to prove the new product's long term durability in order to be eligible for debt financing and receive more favorable equity financing in the future. Included in the Prototype development cost is an estimated $5,000 zoning related cost and $10,000 for land preparation expenditures.

The theory behind using numerous smaller blades rather than three large blades, as is found in current wind turbines, is best explained by the following analysis. As the output increases with the square of the length, the weight of the blade using the same material and design increases with the cube of the length. In other words, a rotor ten times the diameter will weigh a thousand times as much and only capture a hundred times as much wind. In short, a rotor that is ten times larger, as found in current turbines, is capturing one-tenth the amount of energy in the wind when compared to its mass.

The final design of the MAT was the result of over ten long years of diligent research, evaluation, and analysis of current wind turbines. The focus of this research specifically addressed the problems with vertical axis turbines. A wind tunnel was constructed in Worcester, Massachusetts, which can bring airflow to a desired velocity to test and analyze the blades for structural and mechanical properties, as well as power curve measurements.

One MAT in a class V wind zone, an annual wind average of 15 mph, can produce one million kilowatt hours of electricity in one year. In other words, enough energy to supply 150 homes with energy for one year. In a class VI wind zone, such as some mountain passes in Southern California where wind farms have been existing for over 20 years, one MAT can supply enough power for 200 to 300 homes annually.

The next priority is our marketing program. Upon successful third party verification, Mass megawatts can begin developing strategic alliances with other wind power developers who have done the initial more expensive and sometimes complicated steps of zoning, financing and other requirements toward developing much larger commercial wind energy projects. The developers would benefit from Mass Megawatt's new product if it can be proven to be more cost effective in the finance community. No assurance can be given as to the development of a successful new product. However, the third party verification should go a long way toward removing the doubt.

Included in the marketing program is the initial establishments of strategic alliances with companies involved with green marketing programs. During the third party verification process, Mass Megawatts, will begin these efforts with "word of mouth" techniques at business organizations and with power brokers. As a lower priority Mass Megawatts may be involved in very limited efforts to include direct advertising to green pricing customers either through direct mail or advertising in the media in conjunction with environmental related events. On a limited budget, the Company will be able to determine which marketing methods are most effective by marketing in a very limited geographical area.

As initial marketing efforts including "word of mouth" techniques have matured, the company will advertise in local publications if cash flow allows continued marketing efforts. Again as noted earlier, no assurance can be given as to the development of a successful marketing program. If successful, television and radio advertisement could be utilized.

As our next priority, working capital and administrative support will be used for contingencies on an "as needed" basis.


DESCRIPTION OF PROPERTY

Mass Megawatts does not have any real property. The Company leases its administrative offices which are located in Auburn, Massachusetts and Shrewsbury, Massachusetts. The Company also leases property in Worcester, Massachusetts where it has constructed a wind-tunnel facility. Additionally, the Company leases property in Charlton, Massachusetts where it operates a field test facility.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTION

The Company owes the majority shareholder for a number of small advances made to assist the Company with its financial obligations. These advances are non-interest bearing, unsecured and due on demand.

The Company has been granted an exclusive license to market, within a limited territory, the MultiAxis Turbosystem (MAT) and any associated technology relative to wind velocity augmentation for the life of any patent related to same for 2% of net sales of these products. The limited territory is defined as Massachusetts, New York, New Jersey, Pennsylvania, California, Illinois, Kansas, Michigan, Minnesota, Nebraska, North Dakota, South Dakota, Texas, Vermont, Washington, and Wisconsin. The grantee and patent holder is Windstorm International of Putnam, Connecticut. Windstorm International has patent rights on MAT and wind augmentation technology.

There have been no other transactions between the Company and any shareholder owning greater than 5% of the Company's outstanding shares, executive officer, director, nominee for officer or director, or any of the above referenced individual's immediate family. Windstorm International received a license agreement from Jonathon Ricker who is Chairman and Chief Executive Officer of Mass Megawatts. Mr. Ricker is the owner of the patent rights of the licensed technology to Windstorm International.



MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDERS MATTERS

The Common Stock of the Company is traded in the over-the-counter market and was quoted on the NASDAQ National Market System under the symbol "MMGW.OB." The following table sets forth, for the fiscal year ended April 30, 2003, the high and low per share prices of the Company's Common Stock as reported by the OTCBB. These quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                           2004
                   HIGH           LOW
First Quarter   $  3.99       $  0.80
Second Quarter     4.90          1.50

                           2003
                   HIGH           LOW
First Quarter   $  7.00       $  2.00
Second Quarter     7.00          1.10
Third Quarter      4.00          1.50
Fourth Quarter     3.00           .80

                           2002
                   HIGH           LOW
First Quarter   $    N/A        $ N/A
Second Quarter       N/A          N/A
Third Quarter      12.00        12.00
Fourth Quarter     10.00         4.00

On November 12, 2001, Mass Megawatts was approved by the NASD for listing on the Over the Counter Bulletin Board. Mass Megawatts also issued 8,500 shares of restricted common stock for services rendered by employees. In November and December 2001, 40,490 shares of common stock were sold at $5 a share in a Rule 505 of Regulation D private placement offering. A few months later in March and April 2002, another 41,548 shares of common stock were sold with another Rule 505 of Regulation D private placement offering at $4 per share.

In the years 2000 and 2001, Mass Megawatts sold 174,739 shares in two 504 Regulation D public stock offering at $2.25 per share raising a total of $439,162. The CUSIP number of Mass Megawatts Inc. with its Regulation D stock offerings is 575416102. Mass Megawatts had its Form 10SB registration statement filed on March 20,2001 cleared by the Securities and Exchange Commission . The Form 10SB was made effective on May 20,2001. Mass Megawatts Power, Inc. is also a fully reporting company. A company on the OTC Bulletin Board must file quarterly unaudited reports (10Qs) and audited annual reports (10Ks) and statements of material changes (8Ks) in order to remain eligible for trading on the OTC Bulletin Board.

Specifically, Mass Megawatts had two Small Company Offering Registration (SCOR) stock offerings. The Company registered in the State of Massachusetts and is exempt from registration with the Securities and Exchange Commission under Rule 504 of Regulation D. The Company also secured a Standard and Poors listing in order to facilitate a manual Blue Sky Exemption for secondary trading in most states.

The SCOR program permits the sale of securities to an unlimited number of investors, accredited or unaccredited. SCOR stock sold under a SCOR offering can be freely traded in the secondary market, making the investment more liquid and thereby appealing to investors.

The SCOR form is known as a U-7 form. The SEC had adopted the U-7 form for two other types of offering. One is a Regulation A offering for non-reporting companies in order to raise up to $5 million and the other is a SB-1 offering, used as a transitional offering designed to be used to put a company on a exchange. A SB-1 offering permits a company to raise $10 million, but has to make periodic financial reports to the Securities and Exchange Commission.

Dividend  Policy

The Mass Megawatts does not anticipate that it will pay cash dividends or distributions in the foreseeable future. In the past, Mass Megawatts had never declared any cash dividends or made any distributions. The Company plans to retain its earnings in order to help finance the growing operations.

As of October 31, 2003, there were 460 shareholders of Common Stock. There were 2,772,926 common shares issued and outstanding. The Company has 5,000,000 common shares authorized. All the shares have equal rights with respect to voting, liquidation, and dividend rights. Of the Company's total outstanding shares, approximately 486,496 shares may be sold, transferred or otherwise traded in the public market without restrictions, unless held by an affiliate or controlling shareholder of the Company. None of the free trading shares are held by an affiliate.

EXECUTIVE  COMPENSATION

The Company does not have an incentive or profit sharing plan for its employees, officers or directors. Compensation paid to Jonathan Ricker, Chairman and Chief Executive Officer, in the form of consulting fees, for the past three years is noted in the table below:

                              2003          2002          2001
     JONATHAN RICKER       $12,700       $63,200       $22,900

Mr. Ricker did not receive compensation in the fiscal year ending April 2000. The only director that received compensation in the past three fiscal years was Jon Ricker.

Compliance  with  Section  16(A)  of  the  Securities  Exchange  Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file. The Company believes that, during the year ended April 30, 2002, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


FINANCIAL STATEMENTS

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                              Financial Statements

                     Years Ended April 30, 2003 and 2002 and
            Period May 27, 1997 (Date of Inception) to April 30, 2003



                                    CONTENTS
                                    --------


Financial  Statements:

Independent  Auditors'  Report  on  Financial  Statements . . . . . . . . . . .1

  Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Statements of Operations . . . . . . . . . . . . . . . . . . . . . . . .     3
  Statements of Changes in Stockholders' Deficit. . . . . . . . . . . . . .  4-7
  Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . .     8
  Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . .  9-12

                          Independent Auditors' Report



Board of Directors
Mass Megawatts Wind Power, Inc.
Shrewsbury, Massachusetts


We have audited the accompanying balance sheet of Mass Megawatts Wind Power, Inc. (a development stage enterprise) as of April 30, 2003 and the related statements of operations, changes in stockholders' deficit, and cash flows for the years ended April 30, 2003 and 2002 and the period May 27, 1997 (date of inception) to April 30, 2003. These financial statements are the responsibility of the management of Mass Megawatts Wind Power, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mass Megawatts Wind Power, Inc. (a development stage enterprise) as of April 30, 2003 and the results of its operations and its cash flows for the years ended April 30, 2003 and 2002 and the period May 27, 1997 (date of inception) to April 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Mass Megawatts Wind Power, Inc. (a development stage enterprise) will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
July 2, 2003

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                                  Balance Sheet

                                 April 30, 2003

ASSETS
Current assets:
  Cash                                                              $     4,633
                                                                    ------------
Total current assets                                                      4,633

Equipment, net of accumulated depreciation                                8,836
                                                                    ------------


                                                                    $    13,469
                                                                    ============


LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable, trade                                           $    44,786
  Due to stockholder                                                     88,855
                                                                    ------------
Total current liabilities                                               133,641

Stockholders' deficit:
  Common stock; no par value; 5,000,000 shares authorized;
    2,226,791 shares issued and outstanding                           1,257,271
  Deficit accumulated during development stage                       (1,377,443)
                                                                    ------------
Total stockholders' deficit                                            (120,172)
                                                                    ------------


                                                                    $    13,469
                                                                    ============


The accompanying notes are an integral part of the financial statements.       2

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                            Statements of Operations


                                                             May 27,
                                                           1997 (Date
                                   Year Ended April 30,   of Inception)
                                ------------------------  to April 30,
                                   2003        2002           2003
                                -----------  -----------  ------------
Revenues:
  Other income                  $       22   $    1,229   $     3,276
                                -----------  -----------  ------------

Expenses:
  Operating costs and expenses     317,114      793,897     1,372,455
  Depreciation                       3,421        3,420         8,264
                                -----------  -----------  ------------
                                   320,535      797,317     1,380,719
                                -----------  -----------  ------------


Net loss                        $ (320,513)  $ (796,088)  $(1,377,443)
                                ===========  ===========  ============


Net loss per share              $    (.15)   $    (.04)   $      (.72)
                                ===========  ===========  ============


Weighted average number of
  common shares                  2,186,812    2,040,825     1,916,441
                                ===========  ===========  ============


The accompanying notes are an integral part of the financial statements.       3

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Deficit

        For the Period May 27, 1997 (Date of Inception) to April 30, 2003


                                                       Deficit
                                                      Accumulated
                                  Common  Stock         During
                               --------------------   Development
                                 Shares     Amount       Stage       Total
                               ----------  --------  -------------  -------
Balance, May 27, 1997                  0   $     0   $          0   $     0

Issuance of common stock in
  settlement of a payable
  (June 1997)                  1,800,000     3,744                   3,744

Net loss for the period                                    (1,584)  (1,584)
                               ----------  --------  -------------  -------

Balance, April 30, 1998        1,800,000     3,744         (1,584)   2,160

Net loss for the year                                      (1,905)  (1,905)
                               ----------  --------  -------------  -------

Balance, April 30, 1999        1,800,000     3,744         (3,489)     255

Issuance of common stock for
  cash (April 2000)*              40,200    90,450                  90,450

Net loss for the year                                      (8,142)  (8,142)
                               ----------  --------  -------------  -------

Balance, April 30, 2000        1,840,200    94,194        (11,631)  82,563

Issuance of common stock for
  cash (October 2000)*             1,300     2,925                   2,925

Issuance of common stock for
  cash (November 2000)*           12,700    28,575                  28,575

Issuance of common stock for
  Product testing services
           (November 2000)*        3,843     8,647                   8,647


The accompanying notes are an integral part of the financial statements.       4

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Deficit

        For the Period May 27, 1997 (Date of Inception) to April 30, 2003


                                                            Deficit
                                                           Accumulated
                                           Common Stock      During
                                           --------------  Development
                                           Shares  Amount     Stage     Total
                                           ------  ------  -----------  ------
Issuance of common stock for
  cash (December 2000)*                    13,228  29,763               29,763

Issuance of common stock for
marketing services (December 2000)*           310     698                  698

Issuance of common stock for
  a vehicle (December 2000)*                6,500  14,625               14,625

Issuance of common stock for
  cash (January 2001)*                      1,074   2,417                2,417

Issuance of common stock for
 Assistant to engineer services
           (January 2001)*                  1,138   2,561                2,561

Issuance of common stock for
  cash (February 2001)*                     9,045  20,350               20,350

Issuance of common stock for
wind tunnel construction
  services (February 2001)*                   400     900                  900

Issuance of common stock for
  cash (March 2001)*                        9,150  20,588               20,588

Issuance of common stock for
marketing
  services (March 2001)*                       91     205                  205

Issuance of common stock for
  a computer (March 2001)*                  1,100   2,475                2,475

Issuance of common stock for
  cash (April 2001)*                       22,176  49,896               49,896


The accompanying notes are an integral part of the financial statements.       5

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Deficit

        For the Period May 27, 1997 (Date of Inception) to April 30, 2003


                                                           Deficit
                                                         Accumulated
                                        Common Stock       During
                                     ------------------  Development
                                      Shares    Amount      Stage        Total
                                     ---------  -------  ------------  ---------
Issuance of common stock for
Prototype detailing
  services (April 2001)*                 2,048    4,607                   4,607

Net loss for the year                                       (249,211)  (249,211)
                                     ---------  -------  ------------  ---------

Balance, April 30, 2001              1,924,303  283,426     (260,842)    22,584

Issuance of common stock for
  cash (May 2001)*                      54,903  123,532                 123,532

Issuance of common stock for
Testing data acquisition
  services (May 2001)*                  15,014   33,782                  33,782

Issuance of common stock for
  cash (June 2001)*                      9,963   22,417                  22,417

Issuance of common stock for
  cash (July 2001)*                      1,000    2,250                   2,250

Issuance of common stock for
Test record keeping and secretarial
  services (July 2001)*                  3,145    7,076                   7,076

Issuance of common stock at $3.12 per share for
 material for wind tunnel
  (August 2001)                          6,212   19,381                  19,381

Issuance of common stock at
  $3.12 per share for cash
  (September 2001)                      20,000   62,438                  62,438

Issuance of common stock at
  $5.00 per share for cash
  (November 2001)                        1,800    9,000                   9,000


The accompanying notes are an integral part of the financial statements.       6

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Deficit

        For the Period May 27, 1997 (Date of Inception) to April 30, 2003


                                                          Deficit
                                                        Accumulated
                                     Common Stock         During
                                 ---------------------  Development
                                  Shares      Amount       Stage        Total
                                 ---------  ----------  ------------  ----------
Issuance of common stock at
  $5.00 per share for cash
  (December 2001)                   38,690     193,450                  193,450

Issuance of common stock at
  $5.00 per share for
power point production services
  (December 2001)                      180         900                      900

Issuance of common stock at
  $4.00 per share for
engineering services services
and electrical material
  (February 2002)                   25,486     101,944                  101,944

Issuance of common stock at
  $4.00 per share for
structural design and
materials acquisition services
  (March 2002)                       5,234      20,936                   20,936

Issuance of common stock at
  $4.00 per share for cash
  (March 2002)                      26,933     107,731                  107,731

Issuance of common stock at
  $4.00 per share for
marketing services
  (April 2002)                      10,700      42,800                   42,800

Issuance of common stock at
  $4.00 per share for cash
  (April 2002)                      14,615      58,611                   58,611

Net loss for the year                                      (796,088)   (796,088)
                                 ---------  ----------  ------------  ----------

Balance, April 30,  2002          2,158,178  $1,089,674  $(1,056,930)  $  2,744

Issuance of common stock for
Engineering related
  services at $5.00 per share
  (May 2002)                        7,394      36,970                    36,970

Issuance of common stock for
Marketing related
  services at $4.00 per share
  (July 2002)                         100         400                       400

Issuance of common stock for
Data acquisition
  services at $3.25 per share
  (August 2002)                     1,830       5,948                     5,948

Issuance of common stock for
  cash at $3.25 per share
  (August 2002)                     2,310       7,508                     7,508

Issuance of common stock for
Office and clerical
  services at $3.25 per share
  (September 2002)                    400       1,300                     1,300

Issuance of common stock for
  cash at $3.25 per share
  (September 2002)                  1,235       4,014                     4,014

Issuance of common stock in
  satisfaction of a payable
  at $3.25 per share
  (September 2002)                 11,384      36,997                    36,997

Issuance of common stock for
Project site preparation
  services at $3.00 per share
  (November 2002)                   2,400      7,200                      7,200

Issuance of common stock for
  cash at $3.00 per share
  (December 2002)                   3,025      9,075                      9,075

Issuance of common stock for
  cash at $3.00 per share
  (January 2003)                    5,520     16,560                     16,560

Issuance of common stock for
Project and site development
  services at $3.00 per share
  (January 2003)                    2,330      6,990                      6,990

Issuance of common stock for
Product parts acquisition
  services at $1.50 per share
  (February 2003)                   5,750      8,625                      8,625

Issuance of common stock for
Public relation at potential
Development sites
  services at $1.25 per share
  (February 2003)                  13,650     17,062                     17,062

Issuance of common stock for
clerical
  services at $0.75 per share
  (February 2003)                   1,600      1,200                      1,200

Issuance of common stock for
  office work at $.80 per share
  (March 2003)                      8,350      6,680                      6,680

Issuance of common stock for
  prototype maintenance
  at $.80 per share
  (April 2003)                      1,335      1,068                      1,068

Net loss for the year                                      (320,513)   (320,513)
                                 ---------  ----------  ------------  ----------
Balance, April 30, 2003          2,226,791  $1,257,271  $(1,377,443)  $(120,172)
                                 =========  ==========  ============  ==========

*Common stock issued at $2.25 per share.


The accompanying notes are an integral part of the financial statements.       7

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                            Statements of Cash Flows

                                                                       May  27,
                                                                      1997 (Date
                                              Year Ended April 30,   of Inception)
                                             ----------------------  to April 30,
                                                2003        2002         2003
                                             ----------  ----------  ------------
OPERATING ACTIVITIES
  Net loss                                   $(320,513)  $(796,088)  $(1,377,443)
                                             ----------  ----------  ------------
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Issuance of common stock in exchange
        for services and operating expenses     93,443     226,819       341,624
      Depreciation                               3,421       3,420         8,264
      Decrease (increase) in deposits            1,500      (1,500)
      Increase (decrease) in:
        Accounts payable                        53,137     (4,834)        81,783
                                             ----------  ----------  ------------
  Total adjustments                            151,501     223,905       431,671
                                             ----------  ----------  ------------
  Net cash used by operating activities       (169,012)  (572,183)      (945,772)
                                             ----------  ----------  ------------
FINANCING ACTIVITIES
  Proceeds from issuance of common stock        37,157     579,429       861,550
  Increase in due to stockholders               88,855                    88,855
                                             ----------  ----------  ------------
  Net cash provided by financing activities    126,012     579,429       950,405
                                             ----------  ----------  ------------
NET (DECREASE) INCREASE IN CASH                (43,000)      7,246         4,633

CASH AT BEGINNING OF YEAR                       47,633      40,387
                                             ----------  ----------  ------------

CASH AT END OF YEAR                          $   4,633   $  47,633   $     4,633
                                             ==========  ==========  ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:


     During the year ended April 30, 2003, the Company exchanged 11,384 shares of common stock in satisfaction of $36,997 of a payable.

     During the year ended April 30, 2001, the Company exchanged 7,600 shares of common stock valued at $17,100 for a vehicle and a computer.


The accompanying notes are an integral part of the financial statements.       8

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2003 and 2002 and
            Period May 27, 1997 (Date of Inception) to April 30, 2003


1.   BACKGROUND INFORMATION

Mass Megawatts Wind Power, Inc. (the "Company"), a Massachusetts corporation, was incorporated as Mass Megawatts, Inc. on May 27, 1997. The Company changed its name in January 2001 to Mass Megawatts Power, Inc. and has been in the development stage since its incorporation. The Company changed its name on February 27, 2002 to Mass Megawatts Wind Power, Inc. The Company's principal line of business is to develop its prototype wind energy production equipment and locate and adapt suitable operating facilities. It intends to build, patent, and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology. The Company expects to sell the generated electricity to the power commodity exchange on the open market, initially in California. The corporate headquarters is located in Shrewsbury, Massachusetts.


2.   GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the ordinary course of business. Operating losses have been incurred each year since inception, resulting in an accumulated deficit of approximately $1,377,000 at April 30, 2003 and negative cash flows from operations of approximately $169,000 for the year ended April 30, 2003. In addition, at April 30, 2003, the Company had negative working capital of approximately $129,000 and its total liabilities exceeded its total assets by approximately $120,000. These conditions are due to the Company continuing to spend money for the development of the product that is not currently ready for sale and raises substantial doubt about the Company's ability to continue as a going concern. Currently, management is soliciting additional equity investors through private placement offerings and is obtaining funding from the Company's Chief Executive Officer to fund these losses; however, no assurance can be given as to the success of these efforts.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.


3.   SIGNIFICANT ACCOUNTING POLICIES

The  significant  accounting  policies  followed  are:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2003 and 2002 and
            Period May 27, 1997 (Date of Inception) to April 30, 2003


3.   SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which is five years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

     The Company has adopted Statement of Financial Accounting Standards Board No. 144 (SFAS No. 144), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the financial accounting and reporting for the impairment of long-lived assets, excluding goodwill and certain intangible assets, to be held and used or disposed of. The adoption of SFAS No. 144 did not have a significant impact on the Company's financial position or results of operations. In accordance with SFAS No. 144, the carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if future operating non-discounted cash flows derived from an asset were less than its carrying value and if the carrying value is more than the fair value of the asset. During the year ended April 30, 2003 and 2002 and the period May 27, 1997 (date of inception) to April 30, 2003, the Company did not experience any impairment of assets.

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2003 and 2002 and
            Period May 27, 1997 (Date of Inception) to April 30, 2003

     Net loss per common share is computed by dividing net loss to common stockholders by the weighted average number of shares of common stock outstanding for each period.

     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable, and due to stockholder. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are payable on demand.

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.

     Advertising costs are charged to operations when the advertising first takes place. Advertising expense for the years ended April 30, 2003 and 2002 and the period May 27, 1997 (date of inception) to April 30, 2003 were $31,044, $169,076, and $217,872, respectively. There were no direct response advertising costs incurred during the periods presented.

     Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged for the years ended April 30, 2003 and 2002 and the period May 27, 1997 (date of inception) to April 30, 2003 amounted to $78,047, $184,246, and $324,094, respectively.

     The Company records stock as issued at the time consideration is received or the obligation is incurred.

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2003 and 2002 and
            Period May 27, 1997 (Date of Inception) to April 30, 2003

3.   SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which is effective for Fiscal years beginning after June 15, 2002. The Company will adopt SFAS No. 143 effective May 1, 2003. Management does not expect the adoption of SFAS No. 143 to have a material effect on the Company's financial statements and results of operations.

     In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which is effective for the Company for exit or disposal activities that are initiated after December 31, 2002. This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain
     Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue No. 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The Company will adopt SFAS No. 146 for all exit or disposal activities, and does not expect this statement to have a material effect on the financial statements.

     In May 2003, FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2003 and 2002 and
            Period May 27, 1997 (Date of Inception) to April 30, 2003

3.   SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Company will adopt SFAS No. 150 and does not expect it to have a material impact on its consolidated financial statements.

4.   EQUIPMENT

Equipment  as  of  April  30,  2003  consists  of:

     Vehicle                                                     $     14,625
     Computer  equipment                                                2,475
                                                                 ------------
                                                                       17,100
     Less accumulated depreciation                                      8,264
                                                                 ------------
                                                                 $      8,836
                                                                 ============
5.    RELATED PARTY TRANSACTIONS

     The due to stockholder account is made up of advances from the majority stockholder to assist the Company with its financial obligations. These advances are non-interest bearing, unsecured and due on demand.

     Pursuant to a Licensing Agreement effective as of June 21, 2000, Mass Megawatts has been granted an exclusive sublicense to market, within a limited territory, the Multiaxis Turbosystem (MAT) and associated technology relative to wind velocity augmentation which is the ability to use external walls or structure to enhance the flow of air velocity for increasing power output. The MAT is comprised of certain products and technology covered by eight applications for United States Letters Patent by Mr. Ricker. The limited territory is defined as: Massachusetts, New York, New Jersey, Pennsylvania, California, Illinois, Kansas, Michigan, Minnesota, Nebraska, North Dakota, South Dakota, Texas, Vermont, Washington, and Wisconsin. Mass Megawatts must pay a royalty fee to Mr. Ricker based on two percent of the net sales of Mass Megawatts for the life of the patent of each product being licensed pursuant to the sublicensing Agreement. The Sublicensor is Windstorm International of Putnam, CT who received a license agreement from Jonathan Ricker who is Chairman and Chief Executive Officer of Mass Megawatts. Mr. Ricker is the owner of the patent rights of the licensed technology to Windstorm International. Several of the patents have filed Patent Cooperation Treaty Applications and National Phase patents in many nations and all major countries.

     The above terms and amounts are not necessarily indicative of the terms and amounts that would have been received had comparable transactions been entered into with independent party.


6.   LEASES

     The Company rents office space and a warehouse unit on a month-to-month basis. The total rent expense for the years ended April 30, 2003 and 2002 and the period May 27, 1997 (date of inception) to April 30, 2003 were $22,700, $15,545, and $44,331, respectively.


7.   INCOME TAXES

     The Company has a net operating loss carryforward of approximately $1,377,000 at April 30, 2003 that expires in 2020 through 2024. This loss gives rise to a deferred tax asset at April 30, 2003 as follows:

     Tax  benefit  of  net  operating  loss                      $    551,000
     Less  valuation  allowance                                       551,000
                                                                 ------------
                                                                 $          0
                                                                 ============

     A valuation allowance is required by Financial Accounting Standards Board No. 109 if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The need for the valuation allowance is evaluated periodically by management. Based on available evidence, management concluded that a valuation allowance of 100 percent as of April 30, 2003 is necessary.

     The deferred tax asset and related valuation allowance increased by approximately $128,000 during the year ended April 30, 2003.

8.   COMMON STOCK

     During the year ended April 30, 2003, the Company amended its articles of incorporation to increase its authorized capital stock to 5,000,000 shares of common stock, no par value per share, from 2,200,000 shares of common stock previously authorized.

     The  accompanying  notes  are  an  integral part of the condensed financial


Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                              Financial Statements

         Six Months Ended October 31, 2003 and 2002 (Unaudited) and the Period May 27, 1997 (Date of Inception) to October 31, 2003 (Unaudited)


                                    CONTENTS


Financial  Statements:

  Condensed  Balance  Sheet  as  of  October  31,  2003  (Unaudited). . . . . .
  Condensed Statements of Operations for the Three and Six Months Ended
    October 31, 2003 and 2002 (Unaudited) and for the Period May 27, 1997
    (Date  of  Inception)  to  October  31,  2003  (Unaudited). . . . . . . . .
  Condensed Statements of Changes in Stockholders' Equity for the Period
    May 27, 1997 (Date of Inception) to October 31, 2003 (Unaudited). Condensed Statements of Cash Flows for the Six Months Ended October 31,
    2003 and 2002 (Unaudited) and for the Period May 27, 1997 (Date of
    Inception)  to  October 31, 2003  (Unaudited) . . . . . . . . . . . . . . .
  Notes  to  Condensed  Financial  Statements . . . . . . . . . . . . . . . . .

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                            Condensed Balance Sheet

                          October 31, 2003 (Unaudited)


ASSETS
Current assets:
  Cash                                                      $   161,906
  Prepaid Expenses                                                  222
                                                            ------------
Total current assets                                            162,128


Equipment, net of accumulated depreciation                        7,126
                                                            ------------


                                                            $   169,254
                                                            ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current  liabilities:
  Accounts  payable,  trade                                 $     4,120
                                                            ------------
Total  current  liabilities                                       4,120

Stockholders'  equity:
  Common stock; no par value; 5,000,000 shares authorized;
    2,772,926  shares  issued  and  outstanding               1,955,023
  Deficit  accumulated  during  development  stage           (1,789,889)
                                                            ------------
Total  stockholders'  equity                                    165,134
                                                            ------------


                                                            $   169,254
                                                            ============

The accompanying notes are an integral part of the condensed financial statements.

                                     MASS MEGAWATTS WIND POWER, INC.
                                     (A DEVELOPMENT STAGE ENTERPRISE)
                              CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                                         MAY 27, 1997
                              THREE MONTHS ENDED             SIX MONTHS ENDED        (DATE OF INCEPTION)
                                  OCTOBER 31,                   OCTOBER 31,             TO OCTOBER 31
                         ----------------------------  ----------------------------  --------------------
                             2003           2002           2003           2002               2003
                         -------------  -------------  -------------  -------------  --------------------
REVENUES:
  OTHER INCOME           $        109   $          2   $        133   $         16   $             3,409
                         -------------  -------------  -------------  -------------  --------------------
EXPENSES:
  OPERATING COSTS AND
    EXPENSES                  183,179         72,026        410,869        197,758             1,783,324
  DEPRECIATION                    855            855          1,710          1,710                 9,974
                         -------------  -------------  -------------  -------------  --------------------
                              184,034         72,881        412,579        199,468             1,793,298
                         -------------  -------------  -------------  -------------  --------------------

NET LOSS                 $   (183,925)  $   ( 72,879)  $   (412,446)  $   (199,452)  $        (1,789,889)
                         =============  =============  =============  =============  ====================
NET LOSS PER SHARE       $       (.07)  $       (.03)  $       (.17)  $       (.09)  $              (.91)
                         =============  =============  =============  =============  ====================

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES          2,559,392      2,175,542      2,451,945      2,170,329             1,958,628
                         =============  =============  =============  =============  ====================

The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

            Condensed Statements of Changes in Stockholders' Equity

 For the Period May 27, 1997 (Date of Inception) to October 31, 2003 (Unaudited)


                                                      Deficit
                                                    Accumulated
                                   Common  Stock       During
                               --------------------  Development
                                 Shares     Amount     Stage     Total
                               ----------  --------  ---------  --------
Balance, May 27, 1997          $       0   $     0   $      0   $     0

Issuance of common stock in
  settlement of a payable
  (June 1997)                  1,800,000     3,744                3,744

Net loss for the period                                (1,584)   (1,584)
                               ----------  --------  ---------  --------

Balance, April 30, 1998        1,800,000     3,744     (1,584)    2,160

Net loss for the year                                  (1,905)   (1,905)
                               ----------  --------  ---------  --------

Balance, April 30, 1999        1,800,000     3,744     (3,489)      255

Issuance of common stock for
  cash (April 2000)*              40,200    90,450               90,450

Net loss for the year                                  (8,142)   (8,142)
                               ----------  --------  ---------  --------

Balance, April 30, 2000        1,840,200    94,194    (11,631)   82,563

Issuance of common stock for
  cash (October 2000)*             1,300     2,925                2,925

Issuance of common stock for
  cash (November 2000)*           12,700    28,575               28,575

Issuance of common stock for
  product testing services
  (November 2000)*                 3,843     8,647                8,647

Issuance of common stock for
  cash (December 2000)*           13,228    29,763               29,763

Issuance of common stock for
  marketing services
  (December 2000)*                   310       698                  698

The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

            Condensed Statements of Changes in Stockholders' Equity

 For the Period May 27, 1997 (Date of Inception) to October 31, 2003 (Unaudited)


                                                      Deficit
                                                    Accumulated
                                  Common  Stock        During
                              ---------------------  Development
                                Shares     Amount      Stage      Total
                              ----------  ---------  ---------  ---------
Issuance of common stock for
  a vehicle (December 2000)*      6,500     14,625                14,625

Issuance of common stock for
  cash (January 2001)*            1,074      2,417                 2,417

Issuance of common stock for
  assistant to engineer
  services (January 2001)*        1,138      2,561                 2,561

Issuance of common stock for
  cash (February 2001)*           9,045     20,350                20,350

Issuance of common stock for
  wind tunnel construction
  services (February 2001)*         400        900                   900

Issuance of common stock for
  cash (March 2001)*              9,150     20,588                20,588

Issuance of common stock for
  Marketing services (March 2001)*   91        205                   205

Issuance of common stock for
  a computer (March 2001)*        1,100      2,475                 2,475

Issuance of common stock for
  cash (April 2001)*             22,176     49,896                49,896

Issuance of common stock for
  prototype detailing
  services (April 2001)*          2,048      4,607                 4,607

Net loss for the year                                (249,211)  (249,211)
                              ----------  ---------  ---------  ---------

Balance, April 30, 2001       1,924,303    283,426   (260,842)    22,584

The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

            Condensed Statements of Changes in Stockholders' Equity

 For the Period May 27, 1997 (Date of Inception) to October 31, 2003 (Unaudited)


                                                             Deficit
                                                           Accumulated
                                         Common Stock        During
                                    ---------------------  Development
                                      Shares     Amount       Stage    Total
                                    ----------  ---------  ---------  -------
Issuance of common stock for
  cash (May 2001)*                     54,903    123,532              123,532

Issuance of common stock for
  testing data acquisition
  services (May 2001)*                 15,014     33,782               33,782

Issuance of common stock for
  cash (June 2001)*                     9,963     22,417               22,417

Issuance of common stock for
  cash (July 2001)*                     1,000      2,250                2,250

Issuance of common stock for
  test recordkeeping & secretarial
  services (July 2001)*                 3,145      7,076                7,076

Issuance of common stock for
  service & materials for wind tunnel
  services at $3.12 per share
  (August 2001)                         6,212     19,381               19,381

Issuance of common stock for
  cash at $3.12 per share
  (September 2001)                     20,000     62,438               62,438

Issuance of common stock for
  cash at $5.00 per share
  (November 2001)                       1,800      9,000                9,000

The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

            Condensed Statements of Changes in Stockholders' Equity

 For the Period May 27, 1997 (Date of Inception) to October 31, 2003 (Unaudited)


                                                        Deficit
                                                      Accumulated
                                   Common  Stock         During
                                -------------------   Development
                                 Shares      Amount       Stage         Total
                                ---------  ----------  ------------  -----------
Issuance of common stock for
  Power point production services
  at $5.00 per share (December 2001)  180         900                       900

Issuance of common stock for
  cash at $5.00 per share
  (December 2001)                  38,690     193,450                   193,450

Issuance of common stock for
  engineering services & electrical
  materials at $4.00 per share
  (February 2002)                  25,486     101,944                   101,944

Issuance of common stock for
  structural design & materials
  at $4.00 per share
  (March 2002)                      5,234      20,936                    20,936

Issuance of common stock for
  cash at $4.00 per share
  (March 2002)                     26,933     107,731                   107,731

Issuance of common stock for
  Marketing services at $4.00 per share
  (April 2002)                     10,700      42,800                    42,800

Issuance of common stock for
  cash at $4.00 per share
  (April 2002)                     14,615      58,611                    58,611

Net loss for the year                                     (796,088)    (796,088)
                                ---------  ----------  ------------  -----------

Balance, April 30, 2002         2,158,178   1,089,674   (1,056,930)      32,744

Issuance of common stock for
  engineering related
  services at $5.00 per share
  (May 2002)                         7,394      36,970                   36,970

Issuance of common stock for
  marketing related
  services at $4.00 per share
  (July 2002)                          100         400                      400

Issuance of common stock for
  data acquisition
  services at $3.25 per share
  (August 2002)                      1,830       5,948                    5,948

Issuance of common stock for
  cash at $3.25 per share
  (August 2002)                      2,310       7,508                    7,508

Issuance of common stock for
  office and clerical
  services at $3.25 per share
  (September 2002)                     400       1,300                    1,300

Issuance of common stock for
  cash at $3.25 per share
  (September 2002)                   1,235       4,014                    4,014

Issuance of common stock in
  satisfaction of a payable
  at $3.25 per share
  (September 2002)                  11,384      36,997                   36,997

Issuance of common stock for
  project site preparation
  services at $3.00 per share
  (November 2002)                    2,400      7,200                     7,200

Issuance of common stock for
  cash at $3.00 per share
  (December 2002)                    3,025      9,075                     9,075

Issuance of common stock for
  cash at $3.00 per share
  (January 2003)                     5,520     16,560                    16,560

Issuance of common stock for
  project and site development
  services at $3.00 per share
  (January 2003)                     2,330      6,990                     6,990

Issuance of common stock for
  product parts acquisition
  services at $1.50 per share
  (February 2003)                    5,750      8,625                     8,625

Issuance of common stock for
  public relation at potential
  development sites
  services at $1.25 per share
  (February 2003)                   13,650     17,062                    17,062

Issuance of common stock for
  clerical services at $0.75
  per share (February 2003)           1,600      1,200                    1,200

Issuance of common stock for
  office work at $.80 per share
  (March 2003)                       8,350      6,680                     6,680

Issuance of common stock for
  prototype maintenance
  at $.80 per share
  (April 2003)                       1,335      1,068                     1,068

Net loss for the year                                      (320,513)   (320,513)
                                 ---------  ----------  ------------  ----------
Balance, April 30, 2003          2,226,791  $1,257,271  $(1,377,443)  $(120,172)

Issuance of common stock for
  prototype development
  services at $.80 per share
  (May 2003)                        64,000     51,200                    51,200

Issuance of common stock for
  prototype development
  services at $.80 per share
  (June 2003)                       42,000     33,600                    33,600

Issuance of common stock for
  prototype development
  services at $1.20 per share
  (June 2003)                       15,000     18,000                    18,000

Issuance of common stock for
  prototype development
  services at $1.50 per share
  (July 2003)                       28,000     42,000                    42,000

Issuance of common stock for
  cash at $1.00 per share
  (July 2003)                      168,000    168,000                   168,000

Issuance of common stock for
  site development services
  at $3.00 per share
  (October 2003)                     27,500     82,500                   82,500

Issuance of common stock for
  cash at $1.50 per share
  (October 2003)                    201,635    302,452                  302,452


Net loss for the period                                    (412,446)   (412,446)
                                 ---------  ----------  ------------  ----------
Balance, October 31, 2003        2,772,926  $1,955,023  $(1,789,889)  $  165,134
                                 =========  ==========  ============  ==========

* Common stock issued at $2.25 per share.


The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                 Condensed Statements of Cash Flows (Unaudited)


                                                                        May 27,
                                               Six Months Ended      1997 (Date of
                                                  October 31,        Inception) to
                                             ----------------------  October 31,
                                                2003        2002         2003
                                             ----------  ----------  ------------
OPERATING ACTIVITIES
  Net loss                                   $(412,446)  $(199,452)  $(1,789,889)
                                             ----------  ----------  ------------
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Issuance of common stock in exchange
        for services and operating expenses    227,300      44,618       568,924
      Depreciation                               1,710       1,710         9,974
       Increase in deposits and prepaid expenses  (222)       (700)         (222)
      (Decrease) increase in:
        Accounts payable                       (40,665)     (5,661)       41,117
        Accrued expenses                                       460
                                             ----------  ----------  ------------
  Total adjustments                            188,123      40,427       619,793
                                             ----------  ----------  ------------
  Net cash used by operating activities       (224,323)   (159,025)   (1,170,096)
                                             ----------  ----------  ------------

FINANCING ACTIVITIES
  Proceeds from issuance of common stock       470,451      11,522     1,332,002
  Due to shareholder                           (88,855)    101,278
                                             ----------  ----------  ------------
  Net cash provided by
     Financing activities                      381,596     112,800     1,332,002
                                             ----------  ----------  ------------

NET INCREASE(DECREASE) IN CASH                 157,273    (46,225)       161,906

CASH AT BEGINNING OF PERIOD                      4,633     47,633
                                             ----------  ----------  ------------

CASH AT END OF PERIOD                        $ 161,906   $  1,408    $   161,906
                                             ==========  ==========  ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     During the year ended April 30, 2001, the Company exchanged 7,600 shares of common stock valued at $17,100 for a vehicle and a computer.

     During the year ended April 30, 2003, the Company exchanged 11,384 shares of common stock valued at $36,997 in payment of amounts due to shareholders.

The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                    Notes to Condensed Financial Statements

    Three and Six Months Ended October 31, 2003 and 2002 (Unaudited) and the Period May 27, 1997 (Date of Inception) to October 31, 2003 (Unaudited)


1.   CONDENSED  FINANCIAL  STATEMENTS

     In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three and six month periods ended October 31, 2003 and 2002 and the period May 27, 1997 (date of inception) to October 31, 2003,
     (b) the financial position at October 31, 2003, and (c) cash flows for the six month periods ended October 31, 2003 and 2002 and the period May 27, 1997 (date of inception) to October 31, 2003, have been made.

     The unaudited condensed financial statements and notes are presented as permitted by Form 10-QSB. Accordingly, certain information and note disclosures normally included in condensed financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying condensed financial statements and notes should be read in conjunction with the audited financial statements and notes of the Company for the fiscal year ended April 30, 2003. The results of operations for the three and six month periods ended October 31, 2003 are not necessarily indicative of those to be expected for the entire year.


2.   GOING  CONCERN

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the ordinary course of business. Operating losses have been incurred each year since inception, resulting in an accumulated deficit of approximately $1,789,900 at October 31, 2003 and negative cash flows from operations of approximately $224,300 for the six month period ended October 31, 2003. These conditions are due to the Company continuing to spend money for the development of the product that is not currently ready for sale and raises substantial doubt about the Company's ability to continue as a going concern. Currently, management is soliciting additional equity investors through private placement offerings and is obtaining funding from the Company's Chief Executive Officer to fund these losses; however, no assurance can be given as to the success of these efforts.

     The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.



CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES


     1.   Disagreements with Accountants on Accounting and Financial Disclosure:

                 None

     2.   Changes  in Registrant's Certifying Accountants.
          (as noted on Form 8K filed  on  July  20, 2001)



On July 16 2001, the Registrant engaged the accounting firm of Pender, Newkirk and Company, CPAs as independent accountants for the year ended April 30, 2001 to replace O'Connor, Maloney, and Company, P.C., a CPA firm in Central Massachusetts. O'Connor, Maloney, and Company, P.C., was replaced to comply with the independence issue related to requiring an independent audit for the 10K Securities and Exchange Commission filing. The Registrant's Board of Directors approved the selection of Pender, Newkirk and Company, CPAs as the new independent accountants upon the recommendation of the Registrant's management. Management has not consulted with Pender, Newkirk and Company CPAs on any accounting, auditing or reporting matter.

During the two most recent fiscal years and interim period subsequent to April 30, 2001, there have been no disagreements with O'Connor, Maloney, and Company P.C. on any statement disclosure or auditing scope or procedure or any reportable events.

O'Connor, Maloney, and Company P.C.' report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                            [Back Cover of Prospecus]

PART  II  -  Information  Not  Contained  in  Prospectus


INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The Articles of Incorporation generally limit the personal liability of directors for monetary damages for any act or omission in their capacities as directors to the fullest extent permitted by law. In addition, the Company's bylaws provide that the Company shall indemnify and advance or reimburse reasonable expenses incurred by, directors, officers, employees or agents of the Company, to the fullest extent that a Company may grant indemnification to a director under Massachusetts law, and may indemnify such persons to such further extent as permitted by law.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized statement of the estimated amounts of all expenses payable by the registrant in connection with the registration of the common stock offered hereby:

SEC  filing  fee. . . . . . . . . . . . . . . . .$   28
Blue sky fees and expenses. . . . . . . . . . . .   600
Legal  fees . . . . . . . . . . . . . . . . . . . 4,500
Accounting  fees . . . . . .  . . . . . . . . . . 1,500
Printing. . . . . . . . . . . . . . . . . . . . . 6,000
Copying . . . . . . . . . . . . . . . . . . . . . 5,000
Administrative. . . . . . . . . . . . . . . . . . 1,020
Offering costs. . . . . . . . . . . . . . . . . . 9,000
Miscellaneous including advertising . . . . . . . 2,352
                                                  -----
  Total . . . . . . . . . . . . . . . . . . . .  30,000


RECENT  SALES  OF  UNREGISTERED  SECURITIES

Between May 1999 and May 2001 we sold an aggregate 174,739 shares of common stock to 166 purchasers, at a price of $2.25 per share. At the time of the offering investors considered $2.25 as the fair market value of the stock. No underwriters or brokers were employed, and we paid no fees in connection with this offering. This offering was exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D, and was registered under Massachusetts law. We also sold 33,589 shares of common stock for services rendered. In December 2001, 38,870 common shares of stock was sold at $5 a share in a Rule 505 of Regulation D private placement offering. A few months later in March and April 2002 another 41,548 Common shares of stock was sold with another Rule 505 of Regulation D private placement offering at $4 per share. There are approximately 250 shareholders in Mass Megawatts Wind Power, Inc. in July 2002.

--------------------------------------------------------------------------------
                                                               SHARES    AMOUNT
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $3.12 PER SHARE (AUGUST 2001)       6,212  $ 19,381
--------------------------------------------------------------------------------
COMMON STOCK FOR CASH AT $3.12 PER SHARE (AUGUST 2001)          20,000    62,438
--------------------------------------------------------------------------------
COMMON STOCK FOR CASH AT $5.00 PER SHARE (NOVEMBER 2001)         1,800     9,000
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $4.00 PER SHARE (FEBRUARY 2002)    25,486   101,944
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $4.00 PER SHARE (MARCH 2002)        5,234    20,936
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $4.00 PER SHARE (APRIL 2002)       10,700    42,800
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $5.00 PER SHARE (MAY 2002)          7,394    36,970
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $4.00 PER SHARE (JULY 2002)           100       400
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $3.25 PER SHARE (AUGUST 2002)       1,830  $  5,948
--------------------------------------------------------------------------------
COMMON STOCK FOR CASH AT $3.25 PER SHARE (AUGUST 2002)           2,310     7,948
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $3.25 PER SHARE (SEPTEMBER 2002)      400     1,300
--------------------------------------------------------------------------------
COMMON STOCK FOR CASH AT $3.25 PER SHARE (SEPTEMBER 2002)       12,619    41,011
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $3.00 PER SHARE (NOVEMBER 2002)     2,400     7,200
--------------------------------------------------------------------------------
COMMON STOCK FOR CASH AT $3.00 PER SHARE (DECEMBER 2002)         3,025     9,075
--------------------------------------------------------------------------------
COMMON STOCK FOR CASH AT $3.00 PER SHARE (JANUARY 2003)          5,520    16,560
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $3.00 PER SHARE (JANUARY 2003)      2,330     6,990
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $1.50 PER SHARE (FEBRUARY 2003)     5,750     8,625
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $1.25 PER SHARE (FEBRUARY 2003)    13,650    17,062
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $0.75 PER SHARE (FEBRUARY 2003)     1,600     1,200
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $0.80 PER SHARE (MARCH 2003)        8,350     6,680
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $0.80 PER SHARE (APRIL 2003)        1,335     1,068
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $0.80 PER SHARE (MAY 2003)         64,000    51,200
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $0.80 PER SHARE (JUNE 2003)        42,000    33,600
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $1.20 PER SHARE (JUNE 2003)        15,000    18,000
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $1.50 PER SHARE (JULY 2003)        28,000    42,000
--------------------------------------------------------------------------------
COMMON STOCK FOR CASH AT $1.00 PER SHARE (JULY 2003)           168,000   168,000
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $3.00 PER SHARE (OCTOBER 2003)     27,500    82,500
--------------------------------------------------------------------------------
COMMON STOCK FOR SERVICES AT $3.00 PER SHARE (OCTOBER 2003)    201,635   302,452
--------------------------------------------------------------------------------

The common stock issued for services is valued at its fair market value. These shares are not registered under Rule 506 of Regulation D, which is an exemption of Section 4(c) of the Securities Act of 1933.

Rule 506 of Regulation D is considered a "safe harbor" for the private offering exemption of Section 4(2) of the Securities Act. Companies using the Rule 506 exemption can raise an unlimited amount of money. A company can be assured it is within the Section 4(2) exemption by satisfying the following standards:

There has been no modification of any instruments defining the rights of holders of the Company's common stock and no limitation or qualification of the rights evidenced by the Company's common stock as a result of the issuance of any other class of securities or the modification thereof.

The Company cannot use general solicitation or advertising to market the securities;

The Company may sell its securities to an unlimited number of "accredited investors" and up to 35 other purchases. Unlike Rule 505, all non-accredited investors, either alone or with a purchaser representative, must be sophisticated-that is, they must have sufficient knowledge and experience in financial and business matters to make them capable of evaluating the merits and risks of the prospective investment;

Companies must decide what information to give to accredited investors, so long as it does not violate the antifraud prohibitions of the federal securities laws. But companies must give non-accredited investors disclosure documents that are generally the same as those used in registered offerings. If a company provides information to accredited investors, it must make this information available to non-accredited investors as well;

The  company  must  be  available to answer questions by prospective purchasers;

Financial  statement  requirements  are  the  same  as  for  Rule  505;  and

Purchasers receive "restricted" securities, meaning that the securities cannot be sold for at least a year without registering them. While companies using the Rule 506 exemption do not have to register their securities and usually do not have to file reports with the SEC, they must file what is known as a "Form D" after they first sell their securities. Form D is a brief notice that includes the names and addresses of the company's owners and stock promoters, but contains little other information about the company.


                      INDEX  TO  AND  DESCRIPTION  OF  EXHIBITS

1.   INDEX  TO  EXHIBITS

3-1*   Articles  of  Incorporation

3-2*   Corporate  Bylaws

3-3*   Amendment  to  Increase  Authorization  of  Shares  of  Common  Stock

3-4*   Shareholders  Resolution  for  Increasing  Capital  Stock

3-5*   Board  of  Director's  Resolution  Declaring  Stock  Dividend

3-6* Articles of Amendment to the Corporate Charter Related to Changing the Name of the Corporation from Mass Megawatts, Inc. to Mass Megawatts Power Inc.

3-7 Amendment to article of Incorporation and Bylaws filed as an 8K on February 4,2003. The file number is 000-32465.

5-1 Opinion of Eckert Seamans Cherin & Mellot, LLC as to the legality of the shares being issued.

10-1*  License  Agreement  with  Windstorm  International

10-2* Previous License Agreement Noted in the Grant Section of Agreement in Exhibit 10-1

23-1   Consent  of  Pender,  Newkirk  and  Company

99 Copy of Subscription Agreement required to be signed by investors who are purchasing shares in this offering.

* Filed as an exhibit to the Registrant's SB-2 filed with the Commission on August 24, 2001 and incorporated herein by reference. The file number is 333-68374.

2.   DESCRIPTION  OF  EXHIBITS

     (SEE  ITEM  ONE  ABOVE)


Undertakings.
(a)  The  undersigned  registrant  hereby  undertakes  that  it  will:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; 49

     (iii) To include any additional or changed material information on the plan of distribution;

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)  The  undersigned  registrant  hereby  undertakes  that  it  will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497 (h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

SIGNATURES
----------

In accordance with the requirements of the Securities and Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shrewsbury, State of Massachusetts, on January 26, 2004:

                                       MASS MEGAWATTS WIND POWER, INC.



Dated:     1/26/04                     By:  /s/ Jonathan Ricker
        --------------                     ---------------------------------
                                           Jonathan Ricker
                                           Chairman and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Dated:      1/26/04                    By:  /s/ Allison Gray
        --------------                     ---------------------------------
                                           Allison Gray
                                           Director



Dated:     1/26/04                     By:  /s/ Jodi A. Vizzo
        --------------                     ---------------------------------
                                           Jodi A. Vizzo
                                           Director


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